                                                                    EXHIBIT 10.3


                  [LETTERHEAD OF CAL-SURANCE ASSOCIATES, INC.]


October 26, 1995

Ms Lorie Ellwood
Credentials Services International, Incorporated
333 City Boulevard West, Suite 1000
Orange, California 92668

Dear Lorie,

Per the "Letter Addendum" to our existing Sublease Agreement with Credentials Services International, Inc., dated September 17, 1995 (see attached), the additional 5,897 square feet on the tenth floor brings the total square footage to 20,740. At the agreed upon rate of $1.10 per square foot, your new monthly rent payment to Cal-Surance, beginning November 1, 1995 is $22,814.00. Cal-Surance will not charge you for the final three days of October, 1995.

As always, please call me at (714) 939-7420 with any questions regarding your occupancy.

Sincerely,

/s/ Scott Hampshire
Scott Hampshire
I.S. Manager

cc:        Iris Tatro
           Julie Helms

[attachment unavailable]

                  [LETTERHEAD OF CAL-SURANCE ASSOCIATES, INC.]


September 20, 1995

Ms Lorie Ellwood
Credentials Services Incorporated
333 City Boulevard West, Suite 1000
Orange, California 92668

Dear Lorie,

Confirming our conversation of this afternoon between yourself, Jim Saloma and myself, Cal-Surance will make available an additional two offices and one cubicle. You may occupy these spaces as of Monday, September 25th. Cal-Surance will not charge you for this additional floor space until the addendum to the existing sub-lease for the entire 10th floor is in effect.

In return for this accommodation, we will remove the furniture currently in use by our Lancer Claims Services division when we vacate the remainder of the 10th floor. You will occupy that space as is, unfurnished at the time you take occupancy, at the current rate of $1.10 per square foot, in accordance with the terms of the original sub-lease agreement between Credentials Services Incorporated and Cal-Surance, dated December 6, 1994. After you take occupancy of the remainder of the 10th floor, all the terms and conditions of the original sub-lease agreement will prevail.

Please sign and return this letter to me to indicate your acceptence of these terms. Be assured that I am continuing to make the best effort to have the space you require available as quickly as possible.

Sincerely,

/s/ Scott Hampshire
Scott Hampshire
I.S. Manager

cc:  Thomas R. Linn                                             /s/ John N. Rees
     Vice President & Chief Financial Officer                   For Credentials

                  [LETTERHEAD OF CAL-SURANCE ASSOCIATES, INC.]


September 19, 1995

Ms. Allison Garvin
Leasing Manager
MS Management Services
333 City Boulevard West, Suite 1250
Orange, CA 92668

RE:     Sublease Square Foot Expansion -
        Credentials Services International, Inc.

Dear Allison:

Pursuant to your conversations with Rich Zimmerman of Matlow-Kennedy Commercial Real Estate Services, please accept this second "Letter Addendum" to our existing Sublease Agreement with Credentials Services International, Inc., as our notification that Cal-Surance Companies has subleased the remaining rentable square feet of office space on the tenth (10th) floor to the sublessee.

This additional office space, in the amount of 5,897 square feet, as identified on the attached floor plan, has been added to the original 12,000 square foot segment plus the 2,843 square foot segment which was added May 1, 1995 under the letter addendum dated May 17, 1995. This new segment of space shall be added to the existing space effective on or about October 29, 1995 under the same exact terms and conditions as the existing sublease dated December 6, 1994.

As you know, in past correspondence the landlord has been made aware of the fact that the sublessee had indicated their desire to effect this expansion of space to include the entire tenth (10th) floor at a future date.

Sincerely,


/S/ Thomas R. Linn
Thomas R. Linn, C.P.A.
Vice President & Chief Financial Officer

Accepted:                                   Accepted:

Creditials Services International, Inc.     Metropolitan Life Insurance Company

By:    /s/ Nick Rees                        By:     /s/ [illegible]
   ------------------------------------        ---------------------------------
        Nick Rees                                       10/25/95

Enclosures

                                   EXHIBIT "A"

                                  [floor plan]

                      [LETTERHEAD OF CAL-SURANCE COMPANIES]

May 17, 1995

Ms. Allison Garvin
Leasing Manager
MS Management Services
333 City Blvd. West, Suite 1250
Orange, CA. 92668

RE: Sublease Square Foot Expansion - Credentials Services International, Inc.

Dear Allison:

Pursuant to your conversations with Rich Zimmerman of Matlow-Kennedy Commercial Real Estate Services, please accept this "Letter Addendum" to our existing Sublease Agreement with Credentials Services International, Inc., as our notification that Cal-Surance Companies has subleased an additional 2,843 rentable square feet of office space on the tenth (10th) floor to the sublessee.

This additional office space, as identified on the attached floor plans, has been added to the original 12,000 square foot segment of space effective May 1, 1995, under the same exact terms and conditions as the existing sublease dated December 6, 1994.

Correspondence from the sublessee that indicates their desire to effect this expansion of space is also attached for your records. Finally, further expansion to include the entire tenth (10th) floor is anticipated within the near future. Notification relative to that sublease action will be handled under separate cover at the appropriate date.

Sincerely,

/s/ Thomas R. Linn
Thomas R. Linn, C.P.A.
Vice President and
Chief Financial Officer

ACCEPTED:                                  ACCEPTED:

Credentials Services International, Inc.   Metropolitan Life Insurance Company

By:   /s/ Nick Rees                      By:     /s/ [illegible]       5/22/95
   ---------------------------------        ---------------------------
          Nick Rees

TRL/it.

Enclosures

December 13, 1994

Mr. Thomas R. Linn                      Mr. Nick Rees
Vice President/Chief Financial Officer  Principal/Treasurer
Cal-Surance Companies                   Credentials Services International, Inc.
333 City Boulevard West, Suite 900      33 City Boulevard West, Suite 210
Orange, CA 92668                        Orange, CA 92668

RE:  SIDE LETTER AGREEMENT TO THE SUBLEASE DATED DECEMBER 6, 1994

This side letter relates to the sublease agreement (dated December 6, 1994 for referenced purposes) between Cal-Surance Associates, a California Corporation as "Sublessor" and Credentials International, Inc. as "Sublessee."

Gentlemen:

PREMISES
SQUARE FOOTAGE:       Sublessor and Sublessee agree that the premises delineated on the attached space plan for the 10th floor space is approximately 13,500 square feet, rather than the 12,00 square feet as described in the executed Sublease document. Sublessor understands and agrees that the Sublessee will occupy the 13,500 rentable square feet at no additional charge. When the Sublessee does elect to expand beyond the outlined space, Sublessor will secure an accurate field measurement of the space and adjust the square footage to reference the space occupied. Sublessee will commence payment on the space and adjust the square footage to reference the space occupied. Sublessee will commence payment on the space subject to that measurement and at the stipulated rental rate of $1.10 FSG per month under the terms of the Sublease.

RECEPTION SERVICES:   Staffing of the 10th floor reception area is unresolved at this time. Sublessor and Sublessee will agree upon a mutually acceptable arrangement.

Agreed and Accepted:

Cal-Surance Associates             Credentials Services International, Inc.

By:     /s/ [illegible]            By:   /s/ John N. Rees
   ----------------------------          ---------------------------------------

Date:   12-16-94                   Date: 14 Dec. 1994
     --------------------------          ---------------------------------------

                              STANDARD SUBLEASE

                 American Industrial Real Estate Association

            [logo of American Industrial Real Estate Association]


1. PARTIES. This Sublease, dated, for reference purposes only, December 6 ______, 1994, is made by and between Cal-Surance Associates, a California Corporation (herein called "Sublessor") and Credentials Services International, Inc. (herein called "Sublessee").

2. PREMISES. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property situated in the County of Orange State of California, commonly known as 333 City Boulevard West, Orange, CA and described as 12,000 square feet of rentable/usable office space on the tenth (10th) floor of the building, Exhibit A (Space Plan) will delineate the area to be occcupied. Said real property, including the land and all improvements thereon, is hereinafter called the "Premises".

3. TERM.

      3.1 TERM. The term of this Sublease shall be for four (4) years commencing on January 1, 1995 and ending on December 31, 1998 unless sooner terminated pursuant to any provision hereof.

      3.2 DELAY IN COMMENCEMENT. Notwithstanding said commencement date, if for any reason Sublessor cannot deliver possession of the Premises to Sublessse on said date, Sublessor shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease or the obligations of Sublessee hereunder or extend the term hereof, but in such case Sublessee shall not be obligated to pay rent until possession of the Premisses is tendered to Sublessee; provided, however, that if Sublessor shall not have delivered possession of the Premises within sixty (60) days from said commencement date, Sublessee may, at Sublessee's option, by notice in writing to Sublessor within ten (10) days thereafter, cancel this Sublease, in which event the parties shall be discharged from all obligations thereunder. If Sublessee occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date and Sublessee shall pay rent for such period at the initial monthly rates set forth below.
                                                                 /s/[initials]

4. RENT. Sublessee shall pay to Sublessor as rent for the Premises equal monthly payments of $13,200.00, in advance, on the 1st day of each month of the term hereof. Sublessee shall pay Sublessor upon the execution hereof $13,200.00 as rent for January, 1995 . Rent for any period during the term hereof which is for less than one month shall be a prorata portion of the monthly installment. Rent shall be payable in lawful money of the United Sates to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

5. SECURITY DEPOSIT. Sublessee shall deposit with Sublessor upon execution hereof $ N/A as security for Sublessee's faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit, Sublessee shall within ten (10) days after written demand therefore deposit cash with Sublessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Sublessee's failure to do so shall be a material breach of this Sublease. Sublessor shall not be required to keep said deposit separate from its general accounts. If Sublessee performs all of Sublessee's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Sublessor, shall be returned, without payment of interest or other increment for its use to Sublessee (or at Sublessor's option, to the last assignee, if any, of Sublessee's interest hereunder) at the expiration of the term hereof, and after Sublessee has vacated the Premises. No trust relationship is created herein between Sublessor and Sublessee with respect to said Security Deposit.

6. USE.

      6.1 Use. The Premises shall be used and occupied only for general office uses and any other legal purpose and for no other purpose.

      6.2   COMPLIANCE WITH LAW.

            (a) Sublessor warrants to Sublessee that the Premises, in its existing state, but without regard to the use for which Sublessee will use the Premises, does not violate any appicable building code regulation or ordinance at the time that this Sublease is executed. In the event that it is determined that this warranty has been violated, then it shall be the obligation of the Sublessor, after written notice from Sublessee, to promptly, at Sublessor's sole cost and expense, rectify any such violation. In the event that Sublessee does not give to Sublessor written notice of the violation of this warranty within 1 year from the commencement of the term of this Sublease, it shall be conclusively deemed that such violation did not exist and the correction of the same shall be the obligation of the Sublessee.

            (b) Except as provided in paragraph 6.2(a), Sublease shall, at Sublessees's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term or any part of the term hereof regulating the use by Sublessee of the Premises. Sublessee shall not use or premit the use of the Premises in any manner that

                                                                 /s/[initials]
will tend to create waste or a nuisance or, if there shall be more than one tenant of the building containing the Premises, which shall tend to disturb such other tenants.

       6.3 CONDITION OF PREMISES. Except as provided in paragraph 6.2(a) Sublessee hereby accepts the Premises in their condition existing as of the date of the execution hereof, subject to all applicable zoning, municipal, county and state laws, ordinances, and regulations governing and regulating the use of the Premises, and accepts this Sublease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto Sublessee acknowledges that neither Sublessor nor Sublessor's agents have made any representation or warranty as to the suitability of the Premises for the conduct of Sublessee's business.

7. MASTER LEASE

      7.1 Sublessor is the lessee of the Premises by virtue of a lease, hereinafter referred to as the "Master Lease", a copy of which is attached hereto marked Exhibit 1, dated August 23, 1988 wherein Metropolitan Tishman Tower Venture, a Joint Venture is the lessor hereinafter referred to as the "Master Lessor".

      7.2 This Sublease is and shall be at all times subject and subordiante to the Master Lease.

      7.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Lessor" is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word "Lessee" is used it shall be deemed to mean the Sublessee herein.

      7.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom: N/A

                                                                 /s/[initials]

        7.5 The obligations that Sublessee has assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessee's Assumed Obligations." The obligations that Sublessee has not assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessor's Remaining Obligations."
        7.6 Sublessee shall hold Sublessor free and harmless of and from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations.
        7.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor's Remaining Obligations and to hold Sublessee free and harmless of and from all liability, judgments, costs, damages, claims or demands arising out of Sublessor's failure to comply with or perform Sublessor's Remaining Obligations.
        7.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any party to the Master Lease.

8.      ASSIGNMENT OF SUBLEASE AND DEFAULT.

        8.1 Sublessor hereby assigns and transfers to Master Lessor the Sublessor's interest in this Sublease and all rentals and income arising therefrom, subject however to terms of Paragraph 8.2 hereof.
        8.2 Master Lessor, by executing this document, agrees that until a default shall occur in the performance of Sublessor's Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the rents accruing under this Sublease. However, if Sublessor shall default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all rent owing and to be owed under this Sublease. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the rents from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor's Remaining Obligations.
        8.3 Sublessor hereby irrevocably authorizes and directs Sublessee, upon receipt of any written notice from the Master Lessor stating that a default exists in the performance of Sublessor's obligations under the Master Lease, to pay to Master Lessor the rents due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such rents to Master Lessor without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such rents so paid by Sublessee.
        8.4 No changes or modifications shall be made to this Sublease without the consent of Master Lessor.

9.  CONSENT OF MASTER LESSOR.

        9.1 In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, within 10 days of the date hereof, Master Lessor signs this Sublease thereby giving its consent to this Subletting.
        9.2 In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties then this Sublease, nor the Master Lessor's consent, shall not be effective unless, within 10 days of the date hereof, said guarantors sign this Sublease thereby giving guarantors consent to this Sublease and the terms thereof.
        9.3 In the event that Master Lessor does give such consent then:
        (a) Such consent will not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.
        (b) The acceptance of rent by Master Lessor from Sublessee or any one else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.
        (c) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.
        (d) In the event of any default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or any one else liable under the Master Lease or this Sublease without first exhausting Master Lessor's remedies against any other person or entity liable thereon to Master Lessor.
        (e) Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor nor any one else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.
        (f) In the event that Sublessor shall default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid rents nor any security deposit paid by Sublessee, nor shall Master Lessor be liable for any other defaults of the Sublessor under the Sublease.
        9.4 The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.
        9.5 Master Lessor acknowledges that, to the best of Master Lessor's knowledge, no default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.
        9.6 In the event that Sublessor defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any default of Sublessor described in any notice of default within ten days after service of such notice of default on Sublessee. If such default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor

10.  BROKER'S FEE.

        10.1 Upon execution hereof by all parties, Sublessor shall pay to Matlow-Kennedy Commercial Real Estate Services, a licensed real estate broker, (herein called "Broker"), a fee as set forth in a separate agreement between Sublessor and Broker, or in the event there is no separate agreement between Sublessor and Broker, the sum of $ N/A for brokerage services rendered by Broker to Sublessor in this transaction.
        10.2 Sublessor agrees that if Sublessee exercises any option or right of first refusal granted by Sublessor herein, or any option or right substantially similar thereto, either to extend the term of this Sublease, to renew this Sublease, to purchase the Premises, or to lease or purchase adjacent property which Sublessor may own or in which Sublessor has an interest, or if Broker is the procuring cause of any lease, sublease, or sale pertaining to the Premises or any adjacent property which Sublessor may own or in which Sublessor has an interest, then as to any of said transactions Sublessor shall pay to Broker a fee, in cash, in accordance with the schedule of Broker in effect at the time of the execution of this Sublease. Notwithstanding the foregoing, Sublessor's obligation under this Paragraph 10.2 is limited to a transaction in which Sublessor is acting as a sublessor, lessor or seller.
        10.3 Master Lessor agrees, by its consent to this Sublease, that if Sublessee shall exercise any option or right of first refusal granted to Sublessee by Master Lessor in connection with this Sublease, or any option or right substantially similar thereto, either to extend the Master Lease, to renew the Master Lease, to purchase the Premises or any part thereof, or to lease or purchase adjacent property which Master Lessor may own or in which Master Lessor has an interest, or if Broker is the procuring cause of any other lease or sale entered into between Sublessee and Master Lessor pertaining to the Premises, any part thereof, or any adjacent property which Master Lessor owns or in which it has an interest, then as to any of said transactions Master Lessor shall pay to Broker a fee, in cash, in accordance with the schedule of Broker in effect at the time of its consent to this Sublease.
        10.4 Any fee due from Sublessor or Master Lessor hereunder shall be due and payable upon the exercise of any option to extend or renew, as to any extension or renewal; upon the execution of any new lease, as to a new lease transaction or the exercise of a right of first refusal to lease; or at the close of escrow, as to the exercise of any option to purchase or other sale transaction.
        10.5 Any transferee of Sublessor's interest in this Sublease, or of Master Lessor's interest in the Master Lease, by accepting an assignment thereof, shall be deemed to have assumed the respective obligations of Sublessor or Master Lessor under this Paragraph 10. Broker shall be deemed to be a third-party beneficiary of this paragraph 10.


11. ATTORNEY'S FEES. If any party or the Broker named herein brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial and appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the Court. The provision of this paragraph shall inure to the benefit of the Broker named herein who seeks to enforce a right hereunder.

                                                                  /s/ [initials]

12. ADDITIONAL PROVISIONS. [If there are no additional provisions draw a line from this point to the next printed word alter the space left here. If there are additional provisions place the same here.] See Attached Additional Provisions.

         IF THIS SUBLEASE HAS BEEN FILLED IN IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS APPROVAL. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE REAL ESTATE BROKER OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION RELATING THERETO.


Executed at                             Cal-Surance Associates
            ------------------------    ----------------------------------------

On                                      By: /s/ [illegible]
   ---------------------------------        ------------------------------------

address                                 By:
        ----------------------------        ------------------------------------
                                            "Sublessor" (Corporate Seal)

Executed at                             Credentials Services International, Inc.
            ------------------------    ----------------------------------------

on                                      By: /s/ John N. Rees
   ---------------------------------        ------------------------------------

address                                 By:
        ----------------------------        ------------------------------------
                                            "Sublessee" (Corporate Seal)

Executed at                             Metropolitan Life Insurance Company
            ------------------------    ----------------------------------------

on                                      By: /s/ H.R. Duboff
   ---------------------------------        ------------------------------------

address                                 By: H.R. Duboff, A.V.P.
                                            "Master Lessor" (Corporate Seal)

Executed at
            ------------------------    ----------------------------------------

On
   ---------------------------------        ------------------------------------

Address
        ----------------------------        ------------------------------------
                                            "Guarantors"


                                                                  Form 401 778

      NOTE: These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 345 So. Figueroa St., M-1, Los Angeles, CA 90071. (213) 687-8777.

             ADDITIONAL PROVISIONS FOR SUBLEASE DATED DECEMBER 6, 1994
                    BY AND BETWEEN CAL-SURANCE ASSOCIATES,
                 A CALIFORNIA CORPORATION, ("SUBLESSOR") AND
            CREDENTIALS SERVICES INTERNATIONAL, INC. ("SUBLESSEE")

13. TARGET OCCUPANCY: For Sublessee is December 9, 1994. (Early occupancy through December 31, 1994 shall be rent free).

14. PASS-THROUGH ESCALATIONS: Sublessee to pay its prorata share of the 10th floor operating escalation pass-throughs over the base calendar year 1995. 1995 shall be the base the year, 1996 shall be the comparison year for any increases.

15. PARKING: 4.35 parking stalls per 1000 rentable square feet free for the term of the lease. Should Sublessee exercise it's option and occupy additional space on the 10th floor, additional parking stalls shall be provided in this ratio. Sublessee to pay cost of validations for their own use.

16. EXPANSION: Sublessee to have the option to the balance of the 10th floor during the term of the lease. Sublessee to take such space in it's "as-is" condition. Rental rate for such space shall be $1.10 per square foot, full service gross, plus any accrued escalation.

17. IMPROVEMENTS TO THE PREMISES: Sublessee to take premises in it's "as-is" condition.

18. FURNITURE: Sublessor to furnish the premises with existing furniture, subject to a mutually agreed upon inventory to be submitted by Sublessor to Sublessee for approval.

19. OPTION TO PURCHASE: Sublessee to have the option to purchase the above referenced furniture at the end of the term at wholesale market prices.

20. TELEPHONE: Sublessor to provide Sublessee access to the existing switch (NEC Neax 2400) at no cost. Sublessee to pay all costs of installation and modifications of Sublessor switch.

21. RECEPTION AREA: Sublessor and Sublessee will share the reception area, equally relating to the cost of a receptionist, to greet visitors on the 10th floor. This would allow visitors to Cal-Surance to be directed to the 9th or 10th floors.

22. CONFERENCE ROOM: Sublessee will allow Landlord access to the large conference room on a mutually approved, reserved basis of approximately one time per week for 3 hours. Sublessor to leave all electronic equipment in the conference room including televisions, VCR, etc. for joint use by Sublessor and Sublessee.

23.COMPUTER ROOM/TELEPHONE ROOM: Sublessee to have access to Sublessor's computer room on the 9th floor to install and modify equipment so long as Sublessor maintains the room for Sublessor's operation.

24. REAL ESTATE BROKERAGE COMMISSION: Matlow-Kennedy Commercial Real Estate Services will be paid a leasing commission by Landlord in accordance with the Schedule of Commissions and Fees submitted to Sublessor.

25. COMMUNICATION: Sublessee and Sublessor agree to authorize transmission of all documents by facsimile machine and acceptance via facsimile machine.

                                                                /s/[Initials]

                                 EXHIBIT "A"

                                 [floor plan]

                     METROPOLITAN LIFE INSURANCE COMPANY
                           a New York Corporation,
                         as Successor In Interest To
                     Metropolitan Tishman Tower Venture


December 6, 1994

Thomas R. Linn
Chief Financial Officer
The Cal-Surance Companies
333 City Boulevard West
Orange, California 92668

RE:                          The City Tower
                             333 City Boulevard West
                             Suite 900 and 1000
                             Orange, California 92668

Sublet Premises:             A portion of the Master Lease Premises, Suite
                             1000, as shown in black on the plan attached hereto as Exhibit "A" and made a part hereof

Date of Master Lease:        August 23, 1988 and subsequently amended
                             January 3, 1990

Date of Sublease:            December 9, 1994

Sublessee:                   Credential Services International


Ladies/Gentlemen:

Pursuant to the terms of your lease ("Master Lease") covering the above captioned premises, as the same may have been amended to the date of hereof, you have requested our consent to a sublease (the "Sublease") (dated as described in the above caption) to the above-captioned Sublessee, a copy of which Sublease is attached hereto as "Exhibit "B" and made a part hereof.

We hereby grant our consent to the sublease upon the following express terms and conditions:

December 6, 1994
Page 2

1. The Sublease is subject and subordinate to the Master Lease and to all of its terms, covenants, conditions, provisions and agreements.

2. The Sublessee shall perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of the Master Lease, for the period covered by the Sublease, but only to the extent applicable to the Sublet premises.

3.   Neither the Sublease nor this consent thereto shall:

     (a) release or discharge you from any liability, whether past, present or future, under the Master Lease;

     (b) operate as an approval by us to or for any of the specific terms, covenants, conditions, provisions or agreements of the Sublease and we shall not be bound thereby;

     (c) be construed to modify, waive or affect any of the terms, covenants, conditions, provisions or agreements of the Master Lease, or to waive any breach thereof, or any of our rights as Landlord thereunder or enlarge or increase our obligations as Landlord thereunder; or

     (d) be construed as a consent by us to any further subletting either by you or by the Sublease or to any assignment by you of the Master Lease or assignment by the Sublessee of the Sublease, whether or not the Sublease purports to permit the same and, without limiting the generality of the foregoing, both you and the Sublessee agree that the Sublessee has no right whatsoever to assign, mortgage or encumber the Sublease nor to sublet any portion of the Sublet Premises or permit any portion of the Sublet premises to be used or occupied by any other party; further, in connection herewith, both you and the Sublessee agree that an assignment by operation of law or a transfer of control of Sublessee (including but not limited to transfer of the controlling interest of the stock Sublessee, if Sublessee is a corporation) shall be deemed to be a prohibited assignment hereunder.

4. You shall not be released from any liability under the Master Lease because of our failure to give notice of default under or in respect of any of the terms, covenants, conditions, provisions or agreements of the Master Lease.

5. You immediately and irrevocably assign to Landlord all rent and other payments due Subtenant under the Sublease; provided, however, that you shall have a license to collect such rent and other payments until the occurrence of an event of default under

December 6, 1994
Page 3

     any of the provisions of the Prime Lease, regardless of whether or not notice of such event of default has been given. At any time at our option, we shall have the right to give notice to the Lease, regardless of whether or not notice of such event of default has been given. At any time at our option, we shall have the right to give notice to the Subtenant of such assignment. We shall credit you with any rent received by us under such assignment but the acceptance of any payment on account of rent from the Subtenant as the result of any such default shall in no manner whatsoever serve to release you from any liability under the terms covenants, conditions, provisions or agreement under the Prime Lease. No such payment of rent or any other payment by the Subtenant directly to Landlord and/or acceptance of such payment(s) by Landlord, regardless of the circumstances or reasons therefor, shall in any manner whatsoever be deemed attornment by the Subtenant to us in the absence of either a specific written agreement signed by us to such an effect or written notice from Landlord to Subtenant pursuant to paragraph 7 below.

6. Both you and the Sublessee shall be and continue to be liable for the payment of (a) all bills rendered by us for charges incurred by the Sublessee for services and materials supplied to the Sublet Premises beyond that which is required by the terms of the Master Lease and (b) any additional costs incurred by Landlord for maintenance and repair of the Sublet Premises as the result of Sublessee (rather than you) occupying the sublet Premises (including but not limited to any excess cost to Landlord of services furnished to or for the Sublet Premises resulting from the extent to which Sublessee uses them for purposes other than as set forth in the Master Lease).

7. Except as hereinafter expressly set forth to the contrary, the term of the Sublease shall expire and come to an end on its natural expiration date or any premature termination date thereof or concurrently with any premature or natural termination of the Master Lease (whether by consent or other right, now or hereafter agreed to by Landlord or Master Tenant, or by operation of law or at Landlord's option in the event of default by Master Tenant). Notwithstanding the foregoing, in the event that the Term (as defined in the Master Lease) of the Master Lease should terminate prior to the Term (as defined in Section 5 of the Sublease) of the Sublease, it is agreed that, at the option of Landlord, which option shall be exercisable by written notice to Sublessee prior to or upon the effective date of the termination of the Master Lease, Sublessee shall be bound to Landlord under the terms, covenants and conditions of the sublease as provided in paragraph 8, below, for the remaining balance of the natural Term of the Sublease (as opposed to early termination) thereof, with the same force and effect as if Landlord were the Sublessor under such Sublease, and Sublessee does hereby agree to attorn to Landlord as its Landlord such attornment to be effective and self-operative without the execution of any further instruments on the part of any of

December 6, 1994
Page 4

     the parties to this Agreement, immediately upon Landlord's exercise of the aforementioned option.

8. In the event Landlord exercises its option of attornment as provided in the paragraph immediately above, Sublessee shall observe and perform: (i) each of the terms, covenants and conditions of the Sublease that Landlord designates be observed and performed, and (ii) such other terms, covenants and conditions to which the parties may agree. It is further agreed that Landlord shall not be:

     (a)  liable for any act or omission of Sublessor; or

     (b) obligated to cure any defaults of any prior Sublessor which occurred prior to the time that Landlord succeeded to the interest of Landlord under the Sublease; or

     (c) subject to any offsets or defenses which sublessee may be entitled to assert against any prior Landlord (including Sublessor); or

     (d) bound by any payment of rent or additional rent by Sublessee to any prior Landlord (including Sublessor) for more than one month in advance; or

     (e) bound by any amendment or modification of the Sublease made without the written consent of Landlord: or

     (f) liable or responsible for or with respect to the retention, application and/or return to Sublessee of any security deposit paid to any prior landlord (including Sublessor), whether or not still held by such prior landlord, unless and until Landlord has actually received for its own account as Landlord the full amount of such security deposit.

9. This consent is not assignable, nor shall this consent be a consent to any amendment, modification, extension or renewal of the Sublease, without Landlord's prior written consent.

10. You covenant and agree that under no circumstances shall we be liable for any brokerage commission or other charge or expense in connection with the Sublease and you agree to indemnify, protect, defend and hold us harmless against same and against any cost or expense (including but not limited to counsel fees) incurred by us in resisting any claim for such brokerage commission. Further, the Sublessee represents and warrants that it has dealt with no brokers in connection with this sublease. The Sublessee agrees to indemnify, protect, defend and hold us harmless against any cost

December 6, 1994
Page 5

     or expense (including but not limited to counsel fees) incurred by us in resisting any claim for brokerage commissions of brokers clamming through or as agent for the Sublessee.

11. You and Sublessee understand and acknowledge that Landlord's consent hereto is not a consent to any improvement or alteration work being performed in the demised premises, that Landlord's consent must be separately sought and will not necessarily be given, and that if such consent is given, the same will be subject to your signing Landlord's standard form of Agreement with respect to work being performed by persons other than Landlord unless otherwise agreed to in writing by Landlord.

12. Any adjustment of rent pursuant to Paragraph 3 of the Sublease or otherwise shall be subject to the prior written approval of Landlord.

13. In the event any party to this consent brings any suit or other proceeding with respect to the subject matter or enforcement of this consent, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys' fees, expenses and costs of investigation as actually incurred (including, without limitation, attorneys' fees, expenses and costs of investigation incurred in appellate proceedings or in connection with the enforcement or collection of any judgment obtained in any suit or other proceeding with respect to the subject matter or enforcement of this consent, costs incurred in establishing any right to indemnification, or in any action or participation, or in connection with, any case or proceeding under Chapters 7, 11 or 13 of the Bankruptcy Code, 11 United States Code Section 101, et seq., or any successor statues). The parties hereto expressly agree that
     (i) any attorneys' fees incurred in connection with the enforcement or collection of any judgment obtained in any suit or other proceeding with respect to the subject matter or enforcement of this consent shall be recoverable as a separate item, (ii) the provisions of this Section 13 shall survive the entry of any judgment with respect to the subject matter or enforcement of this consent, and (iii) the provisions of this Section 13 will not merge, or be deemed to have merged, into any such judgment.

14. The exercise by Landlord of any remedy against Subtenant shall not preclude Landlord's exercise of the same or other remedies against you at the same or different times, and the exercise by Landlord of any remedy against you shall not preclude Landlord's exercise of the same or other remedies against failure by Landlord to exercise any remedy against Subtenant or any failure to give notice of default to Subtenant shall not preclude Landlord's exercise of any remedy against you. Any delay or failure by Landlord to exercise any remedy against you or any failure to give

December 6, 1994
Page 6

     notice of default to you shall not preclude Landlord's exercise of any remedy against Subtenant.

This consent shall be of no force or effect unless and until you (as Prime Tenant) and the Subtenant execute and deliver to Landlord a copy of this consent, which execution and delivery shall indicate your and Subtenant's acknowledgment of and agreement to the foregoing terms and conditions and shall constitute Subtenant's acknowledgment that it has received a copy of the master Lease from you.

Sincerely,

Metropolitan Life Insurance Company,
a New York Corporation,
as Successor In Interest to
Metropolitan Tishman Tower Venture


By:         /s/ [illegible]
            ---------------------------------

Title:      A.V.P.
            ---------------------------------

ACKNOWLEDGED AND AGREED:

Master Tenant:

         /s/ [illegible]
----------------------------------------------

----------------------------------------------

----------------------------------------------

Sublessee:

By:         /s/ John N. Rees
            ---------------------------------

Title:      Treasurer
            ---------------------------------

                                   EXHIBIT "A"

                                  [floor plan]

                          SECOND AMENDMENT TO LEASE

     THIS SECOND AMENDMENT TO LEASE (the "Second Amendment") is dated as of October 18, 1993, by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("Landlord"), and CAL-SURANCE ASSOCIATES, a California corporation ("Tenant"), with reference to the following facts:

     A. Landlord's predecessor-in-interest and Tenant entered into that certain lease dated August 23, 1988, as amended by the letter from Landlord to Tenant dated January 3, 1990 (collectively, the "Original Lease") for the premises commonly known as 333 City Boulevard West, Rooms 900 and 1000, Orange, california (the "Demised Premises").

     B. Landlord and Tenant now desire to modify and amend the Original Lease to reflect, among other things, the termination of all rights of Tenant to lease certain space on the eighth floor of the Building, as more particularly set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt whereof and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Scope of Second Amendment. Except as expressly provided in this Second Amendment, the original Lease shall remain in full force and effect. Except as expressly provided in this Second Amendment, the term "Lease" as used in the Original Lease shall refer to the Original Lease as modified by this Second Amendment. Capitalized terms used in this Second Amendment and not otherwise defined herein shall have the respective meanings set forth in the Original Lease.

     2. Modifications to Lease. Article 42 of the Original Lease is hereby deleted in its entirety.

     3. Certain Payments by Landlord. (a) Landlord shall reimburse or otherwise pay Tenant certain amounts as more particularly set forth in this Paragraph 3 of this Second Amendment, provided, however, that under no circumstances shall Landlord be obligated to reimburse or otherwise pay Tenant any amount in excess of an aggregate of Twenty-Two Thousand Five Hundred Dollars ($22,500) on account of any and all obligations arising under this Paragraph 3 of this Second Amendment.

           (b) As used in this second Amendment, the term "Rent" shall mean annual rent (but not additional rent) as determined by Landlord in accordance with Landlord's standard practices. As used in this Second Amendment, the term "Commission" shall mean a commission payable to a real estate licensee on account of the sublease (and not the lease or the assignment of space within the portion of the Demised Premises located on the ninth or tenth floor of the Building, but not more than (i) six percent of Rent payable during the first year of the sublease term, plus (ii) five percent of Rent payable during the second year of the sublease term, plus (iii) four percent of Rent payable during the third year of the sublease term, plus (iv) three percent of Rent payable during the fourth year of the sublease term, plus (v) two percent of Rent payable during the fifth year of the sublease term. Not later than sixty (60) days following the date Tenant establishes to Landlord's satisfaction Tenant's entitlement thereto, (i) Landlord shall reimburse Tenant for one-half (1/2) of all Commissions actually paid by Tenant in connection with a sublease of space within the portion of the Demised Premises located on the ninth or tenth floor of the Building provided that the sublease is permitted pursuant to Article 3 and Article 58 of the Original Lease, and (ii) Landlord shall reimburse Tenant for one-half (l/2) of any override actually paid by Tenant to an outside real estate licensee in connection with such permitted sublease, provided that the entire amount of the override shall not exceed one-half (1/2) of the Commission payable in respect of such sublease.

           (c) In the event Landlord enters into a bona fide lease for a term of five (5) years or more (a "Third-Party Lease") of all or any portion of the eighth floor of the Building with a tenant other than Tenant (a "Third-Party Tenant"), which Third-Party Tenant actually occupies the premises covered by such Third-Party Lease and commences the payment of rent thereunder, Landlord shall pay Tenant the amount of $2.25 per rentable square foot of premises covered by such Third Party Lease not later than sixty (60) days following the date such Third Party Tenant commences the payment of rent thereunder.

     4. Compliance with Law. (a) Tenant acknowledges that the Americans with Disabilities Act of 1990 and the Fair Housing Act of 1968 (collectively, as amended and as supplemented by further laws from time to time, the "Acts") imposes certain requirements upon the owners, lessees and operators of commercial facilities and places of public accommodation, including, without limitation, prohibitions on discrimination against any individual on the basis of disability (which discrimination includes certain failures to design and construct facilities for first occupancy that are readily accessible to and usable by individuals with disabilities and certain failures, when making alterations affecting the usability of a facility, to make the same in such a manner that such altered portions are readily accessible to and usable by individuals with disabilities). Accordingly Tenant agrees to take all proper and necessary action to cause the Demised Premises to be maintained, used and occupied in compliance with the Acts and, further, to otherwise assume all responsibility to ensure the Demised Premises' continued compliance with all provisions of the Acts throughout the Term.

           (b) Without limiting its obligations under the Lease, Tenant covenants and agrees to comply with all laws, rules, regulations and guidelines now or hereafter made applicable to the Demised Premises by government or other public authorities respecting the disposal of waste, trash, garbage and other matter (liquid or solid), generated by Tenant, its employees, agents, contractors, invitees, licensees, guests and visitors, the disposal of which is not otherwise the express obligation of Landlord under the Lease, including, but not limited to, laws, rules, regulations and guidelines respecting recycling and other forms of reclamation (all of which are herein collectively referred to as "Waste Management Requirements"). Tenant covenants and agrees to comply with all rules and regulations established by Landlord to enable Landlord from time to time to comply with Waste

Management Requirements applicable to Landlord (i) as owner of the Demised Premises and (ii) in performing Landlord's obligations under the Lease, if any.

     5. Waiver. No failure or delay by a party to insist upon the strict performance of any term, condition or covenant of this Second Amendment, or to exercise any right, power or remedy hereunder shall constitute a waiver of the same or any other term of this Second Amendment or preclude such party from enforcing or exercising the same or any such other term, conditions, covenant, right, power or remedy at any later time.

     6. Tenant's Representation and Acknowledgment. Tenant hereby acknowledges that Landlord has performed all of its obligations with respect to the Original Premises. Tenant further acknowledges that as of the date hereof Landlord is not in default under any of the terms of the Original Lease.

     7. California Law. This Second Amendment shall be construed and governed by the laws of the State of California.

     8. Authority. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Second Amendment.

     9. Attorneys' Fees and Costs. In the event of any action at law or in equity between the parties hereto to enforce any of the provisions hereof, any unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including actual attorneys' fees (including costs and expenses incurred in connection with all appeals) incurred therein by such successful party, and such costs, expenses and attorneys' fees may be included in and as part of such judgment. A successful party shall be any party who is entitled to recover his costs of suit, whether or not the suit proceeds to final judgment.

     10. Entire Agreement; No Amendment. This Second Amendment constitutes the entire agreement and understanding between the parties herein named with respect to the subject of this Second Amendment and shall supersede all prior written and oral agreements concerning the subject matter contained herein. Neither Landlord nor Landlord's representatives have made any representations or promises with respect to the Demised Premises except as herein expressly set forth in the Original Lease or in this Second Amendment. This Second Amendment may not be altered, amended, modified or otherwise changed in any respect whatsoever except by a writing duly executed by authorized representatives of the parties hereto. Each party acknowledges that it has read this Second Amendment, fully understands all of this Second Amendment's terms and conditions, and hereby executes this Second Amendment freely, voluntarily and with full knowledge of its significance. This Second Amendment is entered into by the undersigned parties freely and voluntarily and with and upon advice of counsel.

     11. Severability. If any provision of this Second Amendment or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Second Amendment and the application of such provision to other persons or circumstances, other than those to which it is held invalid, shall not be affected thereby and shall be enforced to the furthest extent permitted by law, provided that the invalidity of such provision does not materially affect the benefits accruing to any party hereto.

     12. Counterparts. This Second Amendment may be executed in duplicates or counterparts, or both, and such duplicates or counterparts together shall constitute but one original of the Second Amendment. Each duplicate and counterpart shall be equally admissible in evidence, and each original shall fully bind each party who has executed it.

     13. Agreement to Perform Necessary Acts. Each party agrees that upon demand therefor, it shall promptly perform all further acts and execute, acknowledge and deliver all further instructions, instruments and documents which may be reasonably necessary or useful to carry out the provisions of this Second Amendment or to evidence, perfect or otherwise effectuate the rights and remedies relating to this Second Amendment.

     14. Captions and Headings. The titles or headings of the various paragraphs hereof are intended solely for convenience of reference and are not intended and shall not be deemed to or in any way be used to modify, explain or place any construction upon any of the provisions of this Second Amendment.

     IN WITNESS WHEREOF, the undersigned have duly executed this Second Amendment as of the date first above written.

                                   METROPOLITAN LIFE INSURANCE
                                   COMPANY,
                                   a New York corporation


                                   By   /s/ [illegible]
                                        ----------------------------------------

                                   Its  Investment Officer
                                        ----------------------------------------

                                   CAL-SURANCE ASSOCIATES,
                                   a California corporation

                                   By   /s/ Thomas R. Linn
                                        ----------------------------------------

                                   Its  Thomas R. Linn, V.P. & C.F.O.
                                        ----------------------------------------

                                             Tishman West Management Corp.
                                             "THE CITY"
                                             One City Boulevard West
                                             Suite 1700
                                             Orange, California 92668
                                             Telephone 714-634-8500
                                             Facsimile 714-634-9542


Cal-Surance Associates, Inc.                                     January 3, 1990
333 City Blvd. West, Room 1000
Orange, California 92668

Re:  333 City Blvd. West, Orange CA.-
     Rooms 900 & 1000

Gentlemen:

Reference is hereby made to the lease dated August 23, 1988, between the undersigned, as Landlord, and you, as Tenant, covering the captioned premises (the "demised premises"), as more particularly described therein (herein the "Lease").

This is our agreement, effective the date hereof, that the Lease is amended as follows:

1. In that substantial completion of the demised premises did not occur until December 12, 1988, this is our agreement, effective the date hereof, that the term of the Lease is extended so that the last day thereof shall be December 31, 1998, instead of August 31, 1998.

2. The date of "September 1, 1993" appearing in Article H, Section I, of the Lease is changed to "January 1, 1994".

3. Article 40 of the Lease is amended in the following respects:

                 (a) The date of "September 1, 1998" is changed to "January 1, 1999" wherever it appears in Article 40.

                 (b) The date of "November 1, 1997" is changed to "March 1, 1998" in subdivision "(a)" of Article 40.

                 (c) The date of "August 31, 2003" is changed to "December 31, 2003" in the next-to-last paragraph of Article 40.

4. Article 41 is deleted in its entirety.

5. Article 42 is amended as follows:

Cal-Surance Associates, Inc.
January 3, 1990

Page 2


                 (a) The clause ", other than the space designated in Article 41," appearing in the fourth line thereof is deleted.

                 (b) Tenant's rights of first refusal with respect to space on the 8th floor of the Building, only, shall be deferred and not become effective until June 1, 1995; however, Landlord will not lease any space on the 8th floor of the Building to any future tenant which lease has a term, including options to renew, in excess of sixty (60) months.

                 (c) For as long as Tenant's right of first refusal is in effect as to space on the 9th floor of the Building, Landlord will not lease any space on the 9th floor to any future tenant which lease has a term, including options to renew, in excess of sixty (60) months.

6. Article 38 appearing in the rider to the Lease (Base Annual Rent) is amended by deleting the first sentence in its entirety and replacing it with the following:

                 "Base Annual Rent appearing in Article H of Section I hereof shall abate for the periods (i) commencing with the first month of the term and continuing through the fifteenth (15th) month and (ii) commencing with the sixty-first (61st) month of the term and continuing through the sixty-third
(63rd) month; upon expiration of such periods, Tenant shall pay Base Annual Rent at the full rental rate stated in Article H, Section I, as the same may be increased as provided therein. The foregoing abatement of Base Annual Rent shall not be applicable to so-called 'escalation rent', if any, which may accrue pursuant to Article 28 of the Lease."

Tenant represents that Tenant has dealt with Tishman West Management Corp. and only with Tishman West Management Corp., as broker, in connection with this agreement and that, insofar as Tenant knows, no other broker negotiated this agreement or is entitled to any commission in connection herewith.

Except as expressly amended hereby, all terms, covenants, conditions, provisions and agreements of the Lease remain in full force and effect.

Cal-Surance Associates, Inc.
January 3, 1990

Page 3


Kindly indicate your confirmation of the foregoing by signing this letter and the enclosed copy hereof.

Very truly yours,

TISHMAN WEST MANAGEMENT CORP.,
THROUGH TISHMAN WEST COMPANIES,
AS AGENT FOR METROPOLITAN
TISHMAN TOWER VENTURE

By    /s/ [illegible]
      -------------------------------------
      Vice President

CONFIRMED AND AGREED:

CAL-SURANCE ASSOCIATES, INC.

By    /s/ Jonell Hart
      -------------------------------------
     Corporate Administrator                Title

                                  OFFICE LEASE

         In consideration of the rents and covenants hereinafter set forth, the Landlord named in Article B of Section I hereby leases to the Tenant named in Article C of Section I, and Tenant hereby hires from Landlord, the demised premises described in Article F of Section I of this lease (hereinafter referred to as "demised premises") upon the conditions set forth below, and it is as agreed that each of the terms, covenants, provisions, and agreements hereinafter specified shall be a condition.
         Section I -- FUNDAMENTAL LEASE PROVISIONS
         ARTICLE
         A.      Date of Lease:  August 23,1998
         B. Landlord: TISHMAN WEST MANAGEMENT CORP., a California corporation, as Manager for METROPOLITAN TISHMAN TOWER VENTURE, a joint venture
         C. Tenant: CAL-SURANCE ASSOCIATES, INC., a California corporation
         D.      Trade Name (if any):  CAL-SURANCE GROUP and LANCER CLAIMS
                 SERVICE
         E.      Guarantor (if any):  none
         F. Demised Premises (Section II Article 1): the entire 10th floor, to be commonly known as Suite 1000 and a portion of the 9th floor, to be commonly known as Suite 900, both as shown hatched in black on the floor plans annexed hereto and made a part hereof in the office building (the "Building") known as 333 City Boulevard West and located in the City of Orange State of California.
         G. Lease Term (Section II. Article I): Ten (10) years commencing September 1, 1988 ______________ and expiring August 31, 1998
         H. Base Annual Rent (Section II Article I): Six Hundred Seventy Nine Thousand Two Hundred Thirty Dollars ($679,230.00) increasing as of September 1,1993 to Nine Hundred Five Thousand Six Hundred Forty Dollars ($905,640.00) with additional increases if the Demised Premises are increased.
         I. Use of Premises (Section II. Article 2): General office purposes not in conflict with Article 14 of the Rules and Regulations.

         J.      Address for Notice to Landlord (Section II. Article 27):
                 Address for Notice to Tenant:

                 10960 Wilshire Boulevard           2790 Skypark Drive
                 Los Angeles. California 90024      Torrance, California 90505
                 Attention:  Legal Department       Attention: President

         N.      Security Deposit (Section II, Article 30): $__________________
         O.      Broker(s) (Section II Article 35):  Tishman West Management
                 Corp.
                                             Address:  10960 Wilshire Boulevard
                                             Los Angeles, California 90024

                     License Number 0-617337-1
                           Cooperating Broker:   Cushman & Wakefield
                                      Address:   19750 South Vermont Avenue,
                                                 Suite 100
                                                 Torrance, California 90502

                               License Number:   00616335
                                 Fed I.D. No.:   152899582

                     Section II - GENERAL LEASE PROVISIONS

                               TABLE OF CONTENTS


    Article                                                                                Page
    -------                                                                                ----
         1.      Demised Premises, Term, Rent . . . . . . . . . . . . . . . . . . . . .     1
         2.      Occupancy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
         3.      Assignment, Mortgage, Subletting . . . . . . . . . . . . . . . . . . .     1
         4.      Alterations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
         5.      Repairs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
         6.      Requirements of Law  . . . . . . . . . . . . . . . . . . . . . . . . .     2
         7.      Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
         8.      Rules and Regulations  . . . . . . . . . . . . . . . . . . . . . . . .     2
         9.      Liability and Indemnification and Mutual Waiver of
                    Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
         10.     Damage or Destruction  . . . . . . . . . . . . . . . . . . . . . . . .     3
         11.     Eminent Domain . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
         12.     Services   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
         13.     Access to Premises . . . . . . . . . . . . . . . . . . . . . . . . . .     4
         14.     Vaults, Vault Space  . . . . . . . . . . . . . . . . . . . . . . . . .     4
         15.     Certificates of Occupance  . . . . . . . . . . . . . . . . . . . . . .     4
         16.     Life-Safety Systems  . . . . . . . . . . . . . . . . . . . . . . . . .     4
         17.     Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
         18.     Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
         19.     Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . .     5
         20.     No Representations by Landlord . . . . . . . . . . . . . . . . . . . .     5
         21.     End of Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
         22.     Quiet Possession . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
         23.     Failure to Give Possession . . . . . . . . . . . . . . . . . . . . . .     6
         24.     Termination, No Waiver, No Oral Change . . . . . . . . . . . . . . . .     6
         25.     Waiver of Trial by Jury  . . . . . . . . . . . . . . . . . . . . . . .     6
         26.     Inability to Perform . . . . . . . . . . . . . . . . . . . . . . . . .     6
         27.     Bills and Notices  . . . . . . . . . . . . . . . . . . . . . . . . . .     7
         28.     Increase or Decrease of Taxes or Operating Costs   . . . . . . . . . .     7
         29.     Food, Beverages and Odors  . . . . . . . . . . . . . . . . . . . . . .     8
         30.     Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
         31.     Care of Floor and Window Coverings . . . . . . . . . . . . . . . . . .     8
         32.     Marginal Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
         33.     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
         34.     Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
         35.     Brokerage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
         36.     Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
         37.     Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8

DEMISED PREMISES
1. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the demised premises described in Article F of Section I.

TERM
The term of this lease shall be for the term specified in Article G of Section I (or until such term shall sooner cease and expire, as hereinafter provided).

RENT
Tenant shall pay Landlord a base annual rental as specified in Article H of
Section I which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each calendar month during said term, at the office of Landlord or such other place as Landlord may designate, without any set off or deduction whatsoever. The time of payment of rent and any other sums payable hereunder is of the essence of this lease and, in addition to all other remedies available to Landlord hereunder, all sums payable hereunder, shall bear interest at an annual rate equal to 4% over the annual prime rate of interest announced publicly by Citibank, N.A. in New York, New York from time to time (but in no event in excess of the maximum rate of interest permitted by law) after the due date until paid in full.

In addition to the amount of the base annual rental, Tenant shall pay the amount of any rental adjustments and additional payments as and when hereinafter provided in this lease.

OCCUPANCY
2. Tenant shall use and occupy demised premises for the purpose set forth in Article I of Section I and for no other purpose. The character of the occupancy of demised premises, as restricted by this Article and as further restricted by Articles 3 and 15 and any of the Rules and Regulations attached to this lease, or hereafter adopted, is an additional consideration and inducement for the granting of this lease.

ASSIGNMENT, MORTGAGE, SUBLETTING
3. Neither Tenant, nor Tenant's legal representatives, successors or assigns, shall assign, mortgage or encumber this lease, or sublet, or use or occupy or permit demised premises or any part thereof to be used or occupied by others, and any assignment, mortgage, encumbrance, sublease or permission shall be voidable, at the option of Landlord and, at the further option of Landlord, shall terminate this lease. If this lease be assigned, or if demised premises or any part thereof be sublet or occupied by any party other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of the obligations on the part of Tenant herein contained. A transfer of control of Tenant whereby the stock in Tenant is transferred, assigned, hypothecated or conveyed, solely for the purpose of transferring Tenant's responsibilities under this Lease to a third party shall be deemed an assignment under this lease and shall be subject to all the provisions of this Article.
         Notwithstanding any contrary provision of the foregoing, but subject to the last paragraph of this Article, Tenant may assign this lease upon the following express conditions:

A. that the proposed assignee shall be subject to the prior written consent of the Landlord, which consent will not be unreasonably withheld or delayed but, without limiting the generality of the foregoing, it shall be reasonable for Landlord to deny such consent if:
         (1) the use to be made of demised premises by the proposed assignee is (a) not generally consistent with the character and nature of all other tenancies in the Building, or (b) a use which conflicts with any so-called "exclusive" then in favor of, or for any use which is the same as that stated in any percentage lease to, another tenant of the Building or any of Landlord's then buildings which are in the same complex as the Building, or (c) a use which would be prohibited by any other portion of this lease (including but not limited to any Rules and Regulations then in effect); or

         (2) the character, moral stability, reputation and financial responsibility of the proposed assignee are not reasonably satisfactory to Landlord.
B. that Tenant shall pay to Landlord Landlord's then standard reasonable processing fee and shall reimburse Landlord for all reasonable attorneys' fees incurred by Landlord in connection therewith:
C. that the proposed assignee shall execute an agreement pursuant to which it shall agree to perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of this lease:
D. that an executed duplicate original of said assignment and assumption agreement, on Landlord's then standard form, shall be delivered to Landlord within five days after the execution thereof, and that such assignment shall not be binding upon Landlord until the delivery thereof to Landlord and the execution and delivery of Landlord's consent thereto, and
E. that the consent by Landlord to an assignment shall not in anywise be construed to relieve Tenant or the assignee from obtaining the express consent in writing of Landlord to any further assignment or to release Tenant from any liability whether past, present or future under this lease or to release Tenant from any liability under this lease because of Landlord's failure to give notice of default under or in respect of any of the terms, covenants, conditions, provisions or agreements of this lease.

Landlord shall have the option to terminate this lease, rather than approve the assignment hereof. If Landlord selects to exercise this option, it will give thirty (30) days prior written notice of such election during which time Tenant may elect to rescind its request by giving written notice of such rescission to Landlord within such thirty (30) day period.

ALTERATIONS
4. Tenant shall make no alterations, decorations, additions or improvements in or to demised premises without Landlord's prior written consent, and then only by contractors or mechanics approved in advance in writing by Landlord and only upon such conditions as Landlord may impose. All such work shall be done at such times and in such manner as Landlord may from time to time designate. All work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, and in full compliance with the rules, orders, directions, regulations and requirements of the Insurance Services Office and of any similar body. Before commencing any work, Tenant shall (a) give Landlord at least five days written notice of the proposed commencement of such work in order to give Landlord an opportunity to prepare, post and record such notice as may be permitted by law to protect Landlord from having its interest in demised premises or the Building made subject to a mechanic's lien and (b) shall secure, at Tenant's own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for said work. Any mechanic's lien filed against demised premises or against the Building or the land upon which the Building is located or any of the areas used in connection with the operation of the Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant, shall be discharged by Tenant, by bond or otherwise, within 10 days after the filing thereof, at the cost and expense of Tenant. All alterations, additions or improvements upon demised premises, made by either party, including, without limiting the generality of the foregoing, all panelling, partitions, railings, mezzanine floors, galleries and the like (but not including cabinets, furniture, moveable partitions, trade fixtures or other moveable items) shall, become the property of Landlord and shall remain upon, and be surrendered with demised premises, as a part thereof at the end of the term hereof. If Tenant shall remove any property from demised premises, Tenant shall repair any damage arising from such removal.

REPAIRS
5. Tenant shall take good care of demised premises and fixtures therein and, subject to the provisions of Articles 4, 10 and 49(b) thereof, shall make all other repairs necessary to keep the demised premises and the Building in good order and condition and which repairs shall be in quality and class equal to the original work. Landlord, however, shall repair any damage to the demised premises caused by Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees (except to the extent such damage is covered by insurance, the cost of which is included in Operating Costs, as defined in
Article 28) and any and all other nonstructural damage except that (i) covered by the insurance referred to above, (ii) caused by the negligence of Landlord, its agents, servants, employees, visitors or licensees, (iii) included within Landlord's duty to repair as hereinafter set forth or (iv) caused by other tenants in the Building or their respective agents, servants, contractors, visitors or licensees, provided that Landlord is paid the proceeds (or equivalent thereof) resulting from payments made under the insurance policies obtained by Tenant under Article 59; repair the Building plumbing, heating, ventilating or air conditioning and electrical systems and make structural repairs within demised premises arising from ordinary wear and tear or through causes over which Tenant has no control. Landlord may repair, at the expense of Tenant, all damage or injury to demised premises, or to the Building or to its fixtures, appurtenances or equipment or to any of the areas used in connection with the operation of the Building done by Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees or caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or resulting from fire, heating, ventilating or air conditioning unit or system, short circuits, overflow or leakage of water, steam, gas, sewer gas, sewage or odors, or by frost or by bursting or leaking of pipes or plumbing works, or gas, or from any other cause, due to the carelessness, negligence or improper conduct of Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees. Landlord shall have the right to replace, at the expense of Tenant, any and all plate and other glass damaged or broken by or due to the negligence of Tenant, Tenant's agents, servants or employees. Except as provided in Article 10 hereof, there shall be no allowance to Tenant for a diminution of rental value, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of, or the failure to make, any repairs, alterations, decorations, additions or improvements in or to any portion of the Building or any of the areas used in connection with the operation thereof, or demised premises, or in or to fixtures, appurtenances or equipment, or by reason of the act or neglect of Tenant or any other tenant or occupant of the Building; and in no event shall Landlord be responsible for any consequential damages arising or alleged to have arisen from any of the foregoing matters. Tenant hereby waives all rights under the provisions of Sections 1932, 1933, 1941 and 1942 of the Civil Code of the State of California and all rights under any law in existence during the term of this lease authorizing a tenant to make repairs at the expense of a landlord or to terminate a lease upon the complete or partial destruction of the leased premises.

REQUIREMENTS OF LAW
6. Tenant shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities pertaining to Tenant's use of demised premises, and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to the use or occupation of demised premises, and shall not do or permit to be done, any act or thing upon demised premises which will invalidate or be in conflict with any insurance policy covering the Building or any of the areas used in connection with the operation thereof or its fixtures, appurtenances or equipment or the property located therein, and shall not do or permit to be done any act or thing upon demised premises which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to any property by reason of any business or operation being carried on upon demised premises or for any other reason and Tenant hereby indemnifies Landlord against any such liability or responsibility. Tenant shall not place a load upon any floor of demised premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance.

INSURANCE
Tenant shall comply with all rules, orders, directions, regulations and requirements of the Insurance Services Office or any other similar body, and shall not do, or permit anything to be done, in or upon demised premises, or bring or keep anything therein, which shall increase the rate, of any insurance on the Building or any of the areas used in connection with the operation thereof or its fixtures, appurtenances or equipment or on property located therein. If by reason of failure of Tenant to comply with the provisions of the provisions of this Article, any insurance rate shall at any time be higher than it otherwise would be, then Tenant shall reimburse Landlord for that part of all such premiums thereafter paid by Landlord which shall have been charged because of such violation by Tenant, and shall make such reimbursement upon the first day of the month following such outlay by Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make-up" of rate for the Building or demised premises issued by the Insurance Services Office, or other body making insurance rates for the Building or demised premises, shall be conclusive evidence of the facts therein stated and of the several items and charges in the insurance rate then applicable to demised premises.

SUBORDINATION
7. This lease is subject and subordinate to all ground or underlying leases, mortgages and deeds of trust which now affect the real property of which demised premises forms a part or affect the ground or underlying leases, and to all renewals, modifications, consolidations, replacements and extensions thereof. It is further agreed that this lease may, at the option of Landlord, be made subordinate to any ground or underlying leases, mortgages, or deeds of trust which may hereafter affect the real property of which demised premises forms a part or affect the ground or underlying leases, and that Tenant, or Tenant's successors-in-interest, will execute and deliver upon the demand of Landlord any and all instruments desired by Landlord subordinating in the manner requested by Landlord this lease to such lease, or mortgage or deed of trust. Landlord is hereby irrevocably appointed and authorized as agent and attorney-in-fact of Tenant to execute and deliver all such subordination instruments in the event Tenant fails to execute and deliver said instruments within five days after written request therefor.

ATTORNMENT
Tenant agrees that, at the option of the landlord under any ground lease now or hereafter affecting the real property of which demised premises forms a part, Tenant shall attorn to said landlord in the event of the termination or cancellation of such ground lease and, if requested by said landlord, enter into a new lease with said landlord (or successor ground lessee designated by said landlord) for the balance of the term then remaining hereunder upon the same terms and conditions as those herein provided.

MORTGAGES
In the event of foreclosure or exercise of power of sale under any mortgage or deed of trust now or hereafter affecting the real property of which demised premises forms a part, the holder of any such mortgage or deed of trust (or purchaser at any sale pursuant thereto) shall have the option (a) supplementing this Article to require Tenant to attorn to such holder or purchaser and to enter into a new lease with such holder or purchaser (as Landlord) for the balance of the term then remaining hereunder upon the same terms and conditions as those herein provided, or (b) notwithstanding this Article, to elect that this lease become or remain as the case may be, superior to said mortgage or deed of trust.
         Tenant shall, upon request by any such holder or purchaser, execute and deliver any and all instruments desired by such holder or purchaser evidencing the superiority of this lease to any said mortgage or deed of trust.
         In the event that Landlord or any such holder at any time requests that this Article contain different language to the same general effect, Tenant agrees to promptly execute and deliver an amendment of this lease memorializing the same.

RULES AND REGULATIONS
8. Tenant and Tenant's agents, servants, employees, contractors, visitors and licensees shall observe faithfully and comply strictly with the Rules and Regulations attached hereto and made a part hereof, and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt, provided that no such Rules and Regulations shall unreasonably impair Tenant's right to use the demised premises as general offices for insurance-related services. Notice of any additional Rules or Regulations shall be given in such manner as Landlord may elect. In case Tenant disputes the reasonableness of any Rule or Regulation hereafter made or adopted by Landlord or Landlord's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for arbitration in the county seat of the county in which demised premises is located in accordance with the Commercial Arbitration Rules of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. No dispute of the reasonableness of any Rule or Regulation shall be deemed a compliance upon Tenant's part with the foregoing provisions of this Article unless the same has been raised by service of a notice upon Landlord within 10 days after notice of the adoption of any such Rule or Regulation has been served upon Tenant. Landlord shall not be liable to Tenant for violation of any said Rules and Regulations, or the breach of any term, covenant, condition, provision or agreement in any lease, by any other tenant or other party in the Building.

LIABILITY AND INDEMNIFICATION AND MUTUAL WAIVER OF SUBROGATION
9. Neither Landlord nor Landlord's agents shall be liable for any damage to property entrusted to them, their agents, servants, employees or to the Building personnel, nor for the loss of any property by theft or otherwise. Neither Landlord nor Landlord's agents shall be liable for any injury or death of persons or for damages to or destruction of property resulting from falling plaster, steam, gas, electricity, water, or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works of the same or from the street or subsurface or from any other place or resulting from dampness or any other cause of whatsoever nature, and Tenant hereby indemnifies Landlord against any and all claims, liabilities, losses, damages, costs and expenses (including but not limited to attorneys' fees and expenses) whatsoever arising out of the foregoing, provided that neither the forgoing indemnification obligation nor the waivers contained herein shall apply with respect to any claim, demand, liability, loss or damage caused by or due to the negligence or misconduct, of Landlord, Landlord's agents, servants or employees. Neither Landlord nor Landlord's agents shall be liable for any such damage caused by other tenants or parties in the Building, or any of the areas used in connection with the operation of the Building or for interference with the light or other incorporeal hereditaments or caused by construction of any private, public or quasi public work; nor shall Landlord be liable for any latent defect in the Building though Landlord, if required by Article 5 of this Lease, shall make good faith effort to repair any latent defect of which it is given notice. If at any time any windows of demised premises become darkened, for any reason whatsoever, including, but not limited to Landlord's own acts, Landlord shall not be liable for any damage that Tenant may sustain thereby and Tenant shall not be entitled to any compensation or abatement of rent or release from any of the obligations of Tenant hereunder because of such darkening. Tenant shall reimburse Landlord for all expenses, damages or fines incurred or suffered by Landlord by reason of any breach, violation or nonperformance by Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees of any term, covenant, condition, provision or agreement of this lease, or by reason of damage to persons or property caused by moving property in or out of the Building or by the installation or removal of furniture of other property of or for Tenant or by reason of or arising out of the occupancy or use by Tenant of demised premises of the Building or any of the areas used in connection with the operation of said Building or any part of any thereof, or from any other cause due in whole or in part to the negligence or other wrongful act of Tenants or Tenant's agents, servants, employees, contractors, visitor or licensees. Tenant shall give immediate notice to Landlord in case of fire or accident to or defect in the Building or any of its fixtures, appurtenances or equipment.

MUTUAL WAIVER OF SUBROGATION
10. Notwithstanding the provisions of this Article: Landlord waives any and all rights of recovery against Tenant for or arising out of damage to or destruction of the Building, or demised premises, from causes then included under standard fire and extended coverage insurance policies or endorsements, whether or not such damage or destruction shall have been caused by the negligence of Tenant, its agents, servants, employees, contractors, visitors or licensees. Tenant waives any and all rights of recovery against Landlord for or arising out of damage to or destruction of any property of Tenant from causes then included under standard fire and extended coverage insurance policies or endorsements, whether or not caused by the negligence of Landlord, its agents, servants, employees, contractors, visitors or licensees, but only to the extent that Tenant's insurance policies then in force permit such waiver. Landlord and Tenant represent that their present insurance policies now in force permit such waiver.

EMINENT DOMAIN
11. If the whole or any part of demised premises shall be taken or condemned or all or any portion of the term here by any competent authority for any public or quasi public use or purpose, or transferred by agreement in connection with such public or quasi public use or purpose with or without any condemnation action or proceeding being instituted, then, and in either such event, the term of this lease shall, at the option of the Landlord, terminate as of the date when the possession of the part so taken shall be required for such use or purpose, and without apportionment of the award, such that the entire award is paid to Landlord. The then current rental, however, shall in any such case be apportioned. Tenant hereby expressly assigns to Landlord any award which may be made in any taking or condemnation as therein provided, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof.

SERVICES
ELEVATORS, HEATING, VENTILATING AND AIR CONDITIONING
12. Landlord shall: (a) provide automatic elevator facilities on normal business days from 8:00 a.m. to 6:00 p.m. except Saturdays, when the hours shall be 8:00 a.m. to 1:00 p.m., and have one elevator available at all other times; (b) on normal business days from 8:00 a.m. to 6:00 p.m. except Saturdays, when the hours shall be 8:00 a.m. to 1:00 p.m. (and at other times for a reasonable additional charge to be fixed by Landlord) ventilate demised premises and furnish heating or air conditioning when in the judgment of Landlord it may be required for the comfortable occupancy of demised premises. Tenant agrees to keep and cause to be kept closed all doors from demised premises, and the windows in demised premises and Tenant agrees to cooperate fully at all times with Landlord and to abide by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heating, ventilating and air conditioning system. Tenant shall not install or use in demised premises any equipment which would generate heat so as to adversely affect the heating, ventilating and air conditioning system. Landlord, throughout the term of this lease, shall have free access to any and all mechanical installations of Landlord or Tenant, including, but not limited to, air conditioning, fan, ventilating and machine rooms, telephone rooms and electrical closets. Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with Landlord's free access thereto, or interfere with the moving of Landlord's equipment to or from the enclosures containing said installations. Tenant further agrees that neither Tenant, nor its agents, servants, employees, contractors, visitors or licensees shall at any time enter the said enclosures or tamper with, adjust, touch or otherwise in any manner affect Landlord's said mechanical installations; ELECTRICITY (c) provide electricity for "Building Standard" lighting and normal office business machine (not including computers or electronic data processing or ancillary equipment) purposes only. Tenant agrees not to use any apparatus or device in, or upon, or about demised premises which may in any way increase the amount of such electricity usually furnished or supplied to said premises and Tenant further agrees not to connect any apparatus or device to the wires, conduits or pipes, or other means by which such electricity is supplied, for the purpose of using additional or unusual amounts of electricity, without the prior written consent of Landlord. If Tenant uses the same to excess or follows a regular practice of using electricity beyond the normal business hours of 8:00 a.m. to 6:00 p.m. on normal business days and of 8:00 a.m. to 1:00 p.m. on Saturdays. Landlord shall have the right to estimate from time to time (both retroactively and prospectively) the amount that Tenant should pay on account thereof, and Tenant, after notice by Landlord of such estimate or revised estimate, agrees to pay such amount on the first day of each calendar month thereafter or, if such estimate be made during the last month of the term or after its expiration, promptly upon demand by Landlord. Upon Landlord's consent as referenced above Tenant agrees to pay the amount attributable to such increase as set forth in the immediate preceding sentence. At all times Tenant's use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation. Tenant shall not install or use or permit the installation or use in demised premises, of any computer or electronic data processing or ancillary equipment or any other electrical apparatus designed to operate on electrical current in excess of 110 volts, without the prior written consent of Landlord: WATER (d) furnish water for drinking and lavatory purposes only, but if Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking and lavatory purposes, of which fact Tenant constitutes Landlord to be the sole judge. Landlord may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant's occupancy. Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense, in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant. Tenant agrees to pay for water consumed, as shown on said meter, as and when bills are rendered and on default in making such payment Landlord may pay such charges and collect the same from Tenant; CLEANING (e) cause demised premises to be kept clean, provided the same are used exclusively as ordinary desk-type offices and are kept reasonably in order by Tenant, and, if to be kept clean by Tenant, no one other than persons approved in advance in writing by Landlord shall be permitted to enter demised premises for such purposes. If demised premises or any part thereof is not used exclusively as ordinary desk-type offices, same shall be kept clean and in order by Tenant, at Tenant's expense, and to the satisfaction of Landlord, and by persons approved in advance in writing by Landlord. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish, to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of demised premises exclusively as ordinary desk-type offices.

         Tenant shall at all times maintain in good repair at its own cost and expense all sinks and other plumbing facilities and equipment attached thereto. Tenant may elect to install in the demised premises and which is in addition to building standard tenant improvements and not installed with the Construction Credit (as defined in Article 41). Tenant hereby indemnifies Landlord against any and all claims, liabilities, losses, damages, costs and expenses whatsoever (including, but not limited to attorneys' fees and expenses) whether suffered by Landlord or other occupants or persons in the Building or any of the areas uses in connection with the operation thereof arising out of the matters referred to in the next preceding sentence, unless caused by or due to the negligence of Landlord,

Landlord's agents, servants or employees. Landlord shall not be obligated to clean or provide supplies for any such plumbing facilities or equipment attached thereto, and if the rooms in which any such facilities or equipment are located require cleaning in excess of that normally provided by Landlord for ordinary desk-type office space, including, without limitation, kitchen floors and counter tops. Tenant shall, at Tenant's expense, cause any such excess cleaning to be performed only by a contractor approved in advance in writing by Landlord. Landlord hereby reserves the right, without limiting the generality of the foregoing, to require that any such cleaning be performed by Landlord's regular cleaning contractor for the Building. Nothing herein contained shall be construed to confer upon Tenant the right to install any plumbing facilities without the prior written consent of Landlord. Landlord, as part of the Operation Expenses, shall remain responsible for the care and maintenance of each floor's standard restroom facilities unless any care of maintenance is required as a result of the negligence of misconduct of Tenant, Tenant's agents, servants or employees.
         Landlord reserves the right to stop service of the elevator, plumbing, heating, ventilating, air conditioning, and electric or other mechanical systems, or cleaning services, when necessary by reason of accident or emergency or for inspection, repairs, alterations, decorations, additions or improvements, which in the judgment of Landlord are desirable or necessary to be made, until same shall have been completed, and shall further have no responsibility or liability for failure to supply any of such services in such instance.

ACCESS TO PREMISES
13. Tenant shall permit Landlord to use and maintain pipes and conduits in and through demised premises, provided the same are not visible to Tenant and do not interfere with Tenant's use and occupancy of the demised premises. Landlord and Landlord's agents shall have the right to enter demised premises at reasonable times with reasonable notice (except in those emergencies where it is impractical to give notice), to examine the same and to make such repairs, alterations, decorations, additions and improvements as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon demised premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part, and subject to the provisions of Article 10, the rent reserved shall in no wise abate while said repairs, alterations, decorations, additions or improvements are being made, by reason of inconvenience, annoyance, or injury to the business of Tenant because of the prosecution of any such work, or otherwise. Landlord and Landlord's agents are expressly granted permission to inspect demised premises at any reasonable time and to show demised premises at any reasonable time to prospective tenants, mortgages, purchasers, lessees of the Building and other persons with a business interest therein. If, during the last month of the term, Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may immediately enter and alter, renovate and redecorate demised premises, without elimination or abatement of rent, or other compensation, and such acts shall have no effect upon this lease. If Tenant shall not be personally present to open and permit an entry into demised premises at any time, when for an reason an entry therein shall be necessary or permissible hereunder. Landlord or Landlord's agents may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations, terms, covenants, conditions, provisions or agreements of this lease. Landlord shall have the right to change the arrangement and location of entrances and passageways, doors and doorways, and corridors, elevators, stairs, toilets, and other public parts of the Building, and after reasonable notice, to change the name, number and designation by which either the complex of which the Building is a part or the Building is commonly known. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any part thereof, other than as otherwise provided in this lease. Notwithstanding the above, Landlord shall provide card key access to the ninth floor of the Building so long as Tenant is the sole occupant thereof and to the tenth floor of the Building after the hours set forth in Section II Article 12 so long as Tenant is the sole occupant thereof.

14.      [Article deleted.]

CERTIFICATES OF OCCUPANCY
15. Tenants shall not at any time use or occupy demised premises in violation of the certificates of occupancy issued for the Building, and in the event that any department of the City or County in which the Building is located, or of the State of California shall hereafter at any time contend or declare that demised premises are used for a purpose which is in violation of such certificate or certificates of occupancy. Tenant shall, upon 5 days notice from

Landlord or any governmental agency immediately discontinue such use of demised premises. Failure by Tenant to discontinue such use after such notice shall be considered a default under this lease and Landlord shall have the right to terminate this lease immediately, and in addition thereto shall have the right to exercise any and all rights and privileges and remedies given to Landlord by and pursuant to the provisions of Article 18 hereof The statement in this lease of the nature of the business to be conducted by Tenant in demised premises shall not be deemed or construed to constitute a representation or guaranty by Landlord that such business is lawful or permissible or will continue to be lawful or permissible under any certificate of occupancy issued for the Building, or otherwise permitted by law.

LIFE-SAFETY SYSTEMS
16. A sprinkler system or so called life safety system shall be installed in the Building and if any such system or any of its appliances shall be damaged or injured or not in proper working order by reason of any act or omission of Tenant, Tenant's agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith restore the same to good working condition: and if the Insurance Service Office or any other similar body or any bureau, department or official of the state, county or city government, or any governmental authority having jurisdiction, require that any changes, modifications, alterations, or additional equipment be made or supplied in or to any such system by reason of any changes in existing law or in the location of partitions, trade fixtures, or other contents of demised premises from those existing on the commencement date of this Lease or by reason of any change in Tenant's business as permitted by this lease. Tenant shall, at Tenant's expense, promptly make and supply such changes, modifications, alterations or additional equipment with respect to the demised premises.

BANKRUPTCY
17. (A) Prior to Term. If at any time prior to the date herein fixed as the commencement of the term of this lease there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State of petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee or conservator of all or a portion of Tenant's property, or if Tenant makes an assignment of the benefit of creditors, this lease shall ipso facto be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession of demised premises and Landlord, in addition to the other rights and remedies given by subdivision (C) hereof or by virtue of any other provision in this lease contained or by virtue of any statute or rule of law, may retain as damages any rent, security deposit or moneys received by it from Tenant or others on behalf of Tenant.

         (B) During Term. If at the date fixed as the commencement of the term of this lease or if at any time during the term hereby demised there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee or conservator of all or a portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditors, this lease, at the option of Landlord exercised within a reasonable time after notice of the happening of any one or more of such events, may be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant of by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of demised premises but shall forthwith quit and surrender demised premises, and Landlord in addition to the other rights and remedies granted by subdivision (C) hereof or by virtue of any other provision in this lease contained or by virtue of any statute or rule of law, may retain as damages any rent, security, deposit or monies received by it from Tenant or others on behalf of Tenant.

         (C) Measure of Damages. In the event of the termination of this lease pursuant to subdivisions (A) or (B) of this Article. Landlord shall be entitled to the same rights and remedies as those set for the in subdivisions
(D) and (E) of Article 18 and in Article 21 of this lease.

         (D) In the event of the occurrence of any of the events specified in this Article. If Landlord shall not choose to exercise, or by law shall not be able to exercise, its rights hereunder to terminate this lease upon the occurrence of such events, then, in addition to any other rights of Landlord hereunder or by law, (i) Landlord shall not be obligated to provide Tenant with any of the services specified in Article 12, unless Landlord has received compensation in advance for such services, and the parties agree that Landlord's estimate of the compensation required with respect to such services shall control, and (ii) neither Tenant, as debtor-in-possession, nor any trustee or other person (herein after collectively called the "Assuming Tenant" ) shall be entitled to assume this lease unless, on or before the date of such assumption, the Assuming Tenant (x) cures, or provides adequate assurance that the latter will promptly cure, any existing default under this lease, (y) compensates, or provides adequate assurance that the Assuming Tenant will promptly compensate, Landlord for any pecuniary loss (including, without limitation, attorney's fees and disbursements) resulting from such default, and
(z) provides adequate assurance of future performance under this lease, it being covenanted and agreed by the parties that, for such purposes, any cure or compensation shall be effected by the immediate payment of any monetary default or any required compensation, or the immediate correction or bonding of any non-monetary default; any "adequate assurance" of such cure or compensation shall be effected by the establishment of an escrow fund for the amount at issue or by bonding, and "adequate assurance" of future performance shall be effected by the establishment of an escrow fund for the amount at issue or by bonding, it being covenanted and agreed by Landlord and Tenant that the foregoing provision was a material part of the consideration for this lease.

DEFAULT
18.   (A)    It shall, at Landlord's option, be deemed a breach of this lease if (1) Tenant defaults (a) in the making of any payment of money pursuant to this lease and such default continues for more than ten (10) days from the date on which the same is due, or (b) in filling any other term, covenant, condition, provision or agreement of this lease if said default under this clause (b) continues to exist at the expiration of 30 days after notice thereof given by Landlord to Tenant or (2) any execution or attachment shall be issued against substantially all of Tenant's property and shall not be discharged within 60 days thereafter or (3) demised premises shall be taken or occupied by someone other than Tenant notwithstanding the foregoing, Tenant shall not be in breach of Section I (a) of this Article 18 the first time, in any calendar year, Tenant fails to make payment of any money due pursuant to this Lease, provided Tenant makes such payment within three (3) days after the date Landlord gives written notice to Tenant that such payment was not paid when due.

         (B) In the event that Landlord elects, pursuant to subdivision (A) of this Article, to declare a breach of this lease, then Landlord shall have the right to give Tenant three days notice of intention to end the term of this lease and thereupon' at the expiration of aid three days, the term of this lease shall expire as fully and completely as if that day were the day herein definitely fixed for the expiration of the term hereof and Tenant shall then quit and surrender demised premises to Landlord, but Tenant shall remain liable as hereinafter provided. If Tenant fails to so quit and surrender demised premises as aforesaid, Landlord shall have the right, without notice, to re-enter demised premises either by force or otherwise and dispossess Tenant and the legal representatives of Tenant and all other occupants of demised premises by unlawful detainer or other summary proceedings, or otherwise, and remove their effects and regain possession of demised premises (but Landlord shall not be obligated to effect such removal) and Tenant hereby waives service of notice of intention to re-enter or to institute legal proceedings to that end.

         (C) In the event of any breach of this lease by Tenant (and regardless of whether or not Tenant has abandoned demised premises), this lease shall not terminate unless Landlord, at Landlord's option, elects at any time when Tenant is in breach of this lease to terminate Tenant's right to possession as provided in subdivision (B) of this Article or at Landlord's further option, by the giving of any notice (including but not limited to any notice preliminary or prerequisite to the bringing of legal proceedings in unlawful detainer) terminating Tenant's right to possession . For so long as this lease so continues in effect, Landlord may enforce all of Landlord's rights and remedies under this lease, including the right to recover all rent as it becomes due hereunder. For the purposes of this subdivision (C), the following shall not constitute termination of Tenant's right to possession:
(1) acts of maintenance or preservation or efforts to re-let demised premises, or (2) the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this lease.

         (D) In the event of termination of this lease or termination of Tenant's right to possession (as the result of Tenant's breach of this lease or pursuant to Article 17) Landlord shall have the right:

         (1) To remove any and all persons and property from demised premises, with or without legal process, and pursuant to such rights and remedies as the laws of the State of California shall then provide or permit, but Landlord shall not be obligated to effect such removal. Said property may, at Landlord's option, be stored or otherwise dealt with as provided within this lease or as such laws may then provide or permit, including but not limited to the right of Landlord to sell or otherwise dispose of the same or to store the same, or any part thereof, in a warehouse or elsewhere at the expense and risk of and for the account of Tenant.

         (2) To recover from Tenant damages, which shall include but shall not be limited to: (a) The worth, at the time of award, of the amount by which the unpaid rent (including but not limited to escalation rent pursuant to Article 28 even if determined at a later date) for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided for the same period: and (b) Such expenses as Landlord may incur for legal expenses, attorneys' fees, court costs, for re-letting ( including but not limited to advertising), brokerage, for putting demised premises in good order, condition and repair, for preparing the same for re-letting, and for keeping demised premises in good order, condition and repair (before and after Landlord has prepared the same for re-letting), and all costs (including but not limited to attorneys' and receivers' fees) incurred in connection with the appointment of the performance by any receiver.

         (3) To enforce, to the extent permitted by the laws of the State of California then in force and effect, any other rights or remedies set forth in this lease or otherwise applicable hereto by operation of law or contract.

         (E) In the event of a breach or threatened breach by Tenant of any of the terms, covenants, conditions, provisions or agreements of this lease. Landlord shall additionally have the right of injunction and Tenant agrees to pay the premium for the any bond required in connection with such injunction. Mention in this lease of any particular remedy shall not preclude Landlord from any other remedy at law or in equity.

         (F) Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future law in the event of Tenant's being evicted or dispossessed for any cause, or in the event of Landlord's obtaining possession of demised premises, by reason of the violation by Tenant of any of the terms, covenants, conditions, provisions or agreements of this lease, or otherwise.

FEES AND EXPENSES
19. If Tenant shall default in the performance of any obligation on Tenant's part to be performed under this lease. Landlord may immediately, or at any time thereafter, after 10 days prior written notice to Tenant, or such shorter notice, if any as may be reasonable in the event of an emergency, perform the same for the account of Tenant. If Landlord at any time is compelled to pay or elects to pay any sum of money or do any act which will require the payment of any sum of money (including but not limited to employment of attorneys or incurring of costs), by reason of the failure of Tenant to comply with any term, Covenant, conditions, provision or agreement hereof, or, if Landlord is compelled to incur or elects to incur any expense (including but not limited to) reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding whether or not such action or proceeding proceeds to judgment) by reason of any default to Tenant hereunder, the sum or sums so paid or incurred by Landlord (with interest at an annual rate equal to 4% over the annual prime rate of interest announced publicly by Citibank, N.A. in New York from time to time, but in no event in excess of the maximum rate of interest permitted by law) shall be due from Tenant to Landlord promptly upon demand by Landlord.

NO REPRESENTATIONS BY LANDLORD
20. Neither Landlord nor Landlord's agents have made any representations or promises with respect to the Building or demised premises except as herein expressly set forth. The taking possession of demised premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts the same in its then "as is" condition and that demised premises and the Building were in good and satisfactory condition at the time such possession was so taken. The foregoing shall not be construed to relieve Landlord of its obligations to repair "punch list" items as required under the Work Letter or to repair "latent-defects" or to make other repairs as provided in Article 5.

END OF TERM
21. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Landlord demised premises, broom clean, in as good order, condition and repair as it now is or may hereafter be placed, casualty loss and ordinary wear excepted. Tenant shall remove all property of Tenant, as directed by Landlord. Any property left on demised premises at the expiration or other termination of this lease, may, at the option of Landlord, either be deemed abandoned or be placed in storage at a public warehouse in the name of and for the account of and at the expense and risk of Tenant or otherwise disposed of by Landlord in the manner provided by law. Tenant expressly releases Landlord of and from any and all claims and liability for damage to or destruction or loss of property left by Tenant upon demised premises at the expiration or other termination of this lease and Tenant hereby indemnifies Landlord against any and all claims and liability with respect thereto. If Tenant holds over after the said term with the consent of the Landlord, express or implied, such tenancy shall be from month to month only and shall not be a renewal hereof, and Tenant shall pay the rent and all the other charges at the same rate as herein provided and also comply with all of the terms, covenants, conditions, provisions and agreements of this lease for the time during which Tenant holds over. If Tenant holds over after the said term without the consent of Landlord and shall fail to vacate demised premises after the expiration or sooner termination of this lease for any cause or after Tenant's right to occupy same ceases, thereafter, and notwithstanding anything to the contrary contained elsewhere in this lease. Tenant shall be liable to Landlord for the use and occupancy of demised premises in an amount agreed to be (i) for the first 60 days of the holdover tenancy, two times and (ii) thereafter, four times the monthly installment of rent and all the other charges as provided in this lease for the last month of the term hereunder. If demised premises are not surrendered at the end of the term, Tenant shall be additionally responsible to Landlord for all damage (including but not limited to the loss of rent) which Landlord shall suffer by reason thereof, and Tenant hereby indemnifies Landlord against all claims made by any succeeding tenant against Landlord, resulting from delay by Landlord in delivering possession of demised premises to such succeeding tenant. Tenant's obligation to observe or perform all of the terms, covenants, conditions, provisions and agreements of this Article shall survive the expiration or other termination of this lease.

QUIET POSSESSION
22. Landlord covenants and agrees with Tenant that upon Tenant's paying said rent and observing and performing all of the terms, covenants, conditions, provisions and agreements of this lease on Tenant's part to be observed or performed. Tenant shall have quiet possession of the premises hereby demised, for the term aforesaid, subject, however, to the terms of this lease and of any mortgages and deeds of trust affecting all or any portion of the Building or any of the areas used in connection with the operation of the Building.

FAILURE TO GIVE POSSESSION
23. If Landlord shall be unable to give possession of demised premises on the date of the commencement of the term hereof by reason of the fact that demised premises are located in a building being constructed and which has not been sufficiently completed to make demised premises ready for occupancy or by reason of the fact that a certificate of occupancy has not been procured or for any other reason, or if the Building is not in course of construction and Landlord is unable to give possession of demised premises on the date of commencement of the term hereof by reason of the holding over of any tenant or tenants or for any other reason or if repairs, alterations, improvements or decorations of demised premises or of the Building or any of the areas used in connection with the operation of the Building are not completed any such delay resulting therefrom shall be deemed excused and Landlord shall not be subject to any liability for the failure to give possession on said date. Under such circumstances the rent reserved and covenanted to be paid herein shall not commence until possession of demised premises is given or demised premises is available for occupancy by Tenant, unless such delay is the fault of the Tenant. No such failure to give possession on the date of the commencement of the term shall in anywise affect or impair the validity of this lease or the obligations of Tenant hereunder, nor shall the same be construed in anywise to extend the term of this lease. If permission is given to Tenant to enter into the possession of demised premises or to occupy premises other than demised premises prior to the date specified as the commencement of the term of this lease, such occupancy shall be deemed to be under all the terms, covenants, conditions, provisions and agreements of this lease, including without limitation Tenant hereby agreeing to pay rent at the same rate as though the term of this lease had commenced.

TERMINATION, NO WAIVER, NO ORAL CHANGE
24. In the event that this lease terminates for any reason (including but not limited to termination by Landlord) prior to its natural expiration date, such termination will effect the termination of any and all agreements for the extension of this lease (whether expressed in an option, exercised or not, or collateral document or otherwise): any right herein contained on the part of Landlord to terminate this lease shall continue during any extension hereof: any option on the part of Tenant herein contained for any extension hereof:
any option on the part of Tenant herein contained for and extension hereof shall not be deemed to give Tenant any option for a further extension beyond the first extended term. Interruption or curtailment of any services shall not constitute a constructive or partial eviction or entitle Tenant to any abatement of rent or any compensation (including but not limited to compensation for annoyance, inconvenience or injury to business). No act or thing done by Landlord or Landlord's agents during the term hereby demised shall be deemed an acceptance of a surrender of demised premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall not operate as a termination of this lease or a surrender of demised premises. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any term, covenant, condition, provision or agreement of this lease, or any of the Rules and Regulations attached to this lease or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of any original violation. The receipt by Landlord of rent with knowledge of the breach of any term, covenant, condition, provision or agreement of this lease, shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations attached to this lease, or hereafter adopted, against Tenant or any other tenant in the Building shall not be deemed a waiver of any such Rule and Regulation. No provision of this lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this lease provided. This lease contains the entire agreement between the parties, and recites the entire consideration given and accepted by the parties. Any agreement hereafter made shall be ineffective to change, modify, waive or discharge it in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, waiver or discharge is sought.

WAIVER OF TRIAL BY JURY
25. The respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counter-claim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of demised premises or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise.

INABILITY TO PERFORM
26. This lease and obligation of Tenant to pay rent hereunder and to keep, observe and perform all of the other terms, covenants, conditions, provisions and agreements of this lease on the part of Tenant to be kept, observed or performed shall in no wise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this lease or to supply, or is delayed or curtailed in supplying, any service expressly or impliedly to be supplied or is unable to make, or is delayed or curtailed in supplying, any service expressly or impliedly to be supplied or is unable to make, or is delayed or curtailed in supplying, any equipment or fixtures, if Landlord is prevented, delayed or curtailed from so doing by reason of any cause beyond Landlord's reasonable control, including, but not limited to, acts of God, strike or labor troubles, fuel or energy shortages, governmental preemption or curtailment in connection with a national emergency or in connection with any rule, order, guideline or regulation of any department or governmental agency or by reason of the conditions of supply and demand which have been or are affected by a war or other emergency. Any such prevention, delay or curtailment shall be deemed excused and Landlord shall not be subject to any liability resulting therefrom.

BILLS AND NOTICES
27. Except as otherwise in this lease provided, a bill, statement, consent, notice or communication which Landlord may desire or be required to give to Tenant, shall be in writing and served by registered or certified mail (postage paid) addressed to Tenant at the address set forth in Article J of
Section I or at the last known address of Tenant or if no address is available and applicable law permits left at demised premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such consent, notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at demised premises as herein provided. Any notice, request, demand or communication by Tenant to Landlord must be in writing and served by registered or certified mail (postage fully prepaid) addressed to Landlord, at the address set forth in Article J of Section I, or at such other address as Landlord shall designate by notice given as herein provided, and the time of the giving of such notice, request, demand or communication shall be deemed to be the time shown on the return receipt as the date of delivery or the date the post office certified delivery could not be made.

INCREASE OF TAXES OR OPERATING COSTS
28. See Article 28 as set forth in Rider No. 1 attached hereto and made a part hereof as amended by Article 43 as set forth in Rider No. 2 attached hereto and made a part hereof.

FOOD, BEVERAGES AND ODORS
29. Tenant shall not prepare any food nor do any cooking, conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, or cause or permit any odors of cooking or other processes, or any unusual or objectionable odors to emanate from demised premises. Tenant shall not install or permit the installation or use of any vending machine or permit the delivery of any food or beverage to demised premises except by such persons and in such manner as are approved in advance in writing by Landlord.

30.      [Article deleted.]

CARE OF FLOOR AND WINDOW COVERINGS
31. Supplementing Articles 5 and 21, Tenant shall take good care of any and all floor and window coverings installed at any time in any portion of demised premises, and Tenant shall make, as and when needed, all repairs in and to the said coverings and shampoo and/or clean any of said coverings as necessary to preserve them in good order, condition and appearance by persons approved by Landlord. Upon the expiration or other termination of the term of this lease, Tenant shall surrender the said coverings to Landlord in as good order, condition and repair as they were upon the installation thereof, ordinary wear excepted. Supplementing Article 12, Landlord shall vacuum any carpets periodically.

MARGINAL NOTES
32. The marginal notes are inserted only as matter of convenience and for reference and in no way define, limit or describe the scope or intent of this lease nor do they in any way affect this lease.

DEFINITIONS
33. The term "office", or "offices," wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale, display or storage at any time, of goods, wares or merchandise of any kind, or as a shop, or for manufacturing or for any purpose contrary to Rule and Regulation No. 14. The term "Landlord" as used in this lease means only the owner or the mortgagee in possession or grantee in possession under a deed of trust, or the owner of the lease of the Building for the time being, so that in the event of any sale or sales of said land and/or Building or of said lease, or in the event of a lease of said land and/or Building, the same Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors-in-interest or between the parties and the purchaser at any such sale or the said lessee of the Building, that the purchaser or the lessee of the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning.

PLANS
34. Any plan attached to and made part of this lease except as otherwise specifically provided, is used solely for the purpose of identifying or designating the premises demised under the terms of this lease and any markings, measurements, dimensions, footages or notes of any kind contained thereon have no bearing upon any of the terms, covenants, conditions, provisions or agreements of this lease and are not to be considered a part thereof.

BROKERAGE
35. Tenant represents that Tenant has dealt directly with (and only with) the broker(s) listed in Article O of Section I as broker(s) in connection with this lease and that no other broker negotiated this lease or is entitled to any commission in connection herewith.

BINDING EFFECT
36. All of the terms, conditions, provisions and agreements of this lease shall be deemed to be covenants. The covenants contained in this lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives and successors, and, except as otherwise provided in this lease, their assigns.

MISCELLANEOUS
37.      (A)     This lease is offered to Tenant for signature by Tenant and this lease shall not be binding upon Landlord unless and until such time as Landlord shall have executed and delivered the same.


         (B) Tenant shall not at any time prior to or during the term hereof, either directly or indirectly, use any contractors, labor or materials whose use would create any difficulty with other contractors or labor engaged by Tenant or by Landlord or by others in the construction, maintenance or operation of demised premises or the Building or the complex of which the Building forms a part.

         (C) If a partnership or more than one legal person is at any time Tenant, (1) each partner and each legal person is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions, and agreements of this lease to be kept, observed or performed by Tenant, and (2) the term "Tenant" as used in this lease shall mean and include each of them jointly and severally and the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy of this lease, including but not limited to, any renewal, extension expiration, termination or modification of this lease, shall be binding upon each and all of the persons executing this lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed. Termination of a partnership-Tenant shall be deemed to be a permitted assignment jointly to all of the partners, who shall thereafter be governed by the next preceding clauses "(1)" and "(2)" hereof just as if each and all such former partners had initially signed this lease jointly as individuals.

         (D) In addition to the rent and other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord, upon demand, for any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties hereto: (1) upon, allocable to, or measured by the rent payable hereunder, including without limitation, any gross receipts tax or excise tax levied by any governmental or taxing body with respect to the receipt of such rent: or (2) upon with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of demised premises or any portion thereof: or (3) upon the measured value of Tenant's personal property located in demised premises or in any storeroom, garage or any other place in the demised premises or the Building or the property upon which they are located or are a part thereof, or the areas used in connection with the operation of the Building, it being the intention of Landlord and Tenant that, to the extent possible, such personal property taxes shall be billed to and paid directly by Tenant: or (4) upon this transaction. Taxes paid by Tenant pursuant to this subdivision (D) shall not be included in any computation pursuant to Article 28. Nothing herein shall obligate the Tenant to reimburse Landlord for any federal, state or local income or franchise taxes.

         (E) The language in all parts of this lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant.

         (F) In the event any term, covenant, condition, provision or agreement herein contained is held to be invalid or void by any court of competent jurisdiction, the invalidity of any such term, covenant, condition, provision or agreement shall in no way affect any other term, covenant, condition, provision or agreement herein contained.

         (G) Landlord shall not be obligated to provide or maintain any security patrol or security system. However, if Landlord elects to provide such patrol or system, the cost thereof shall be included in Operating Costs as defined in Article 28. Landlord shall not be responsible for the quality of any such patrol or system which may be provided hereunder or for damage or injury to the Tenant, its employees, invitees or others due to the failure, action or inaction of such patrol or system.

         (H) Any basement storage space or other storage space at any time demised to Tenant hereunder shall be used exclusively for storage. Notwithstanding any other provision of this lease to the contrary, (1) only such ventilation and heating will be furnished by Landlord as will, in Landlord's judgment, be adequate for use of said space for storage, (2) no cleaning, water or air conditioning will be furnished therefor, and (3) only such electricity will be furnished thereto as will, in Landlord's judgment, be adequate to light said space as storage space.

         (I) Time is of the essence with respect to the performance of each and every provision of this lease to be performed by Tenant.

         (J) Neither this lease, nor any notice nor memorandum regarding the terms hereof, shall be recorded by Tenant. Any such unauthorized recording shall give Landlord the right to declare a breach of this lease and pursue the remedies provided herein.

         (K) If the name of Tenant or any successor or assign shall be changed during the term of this lease, such party shall promptly notify Landlord thereof, which notice shall be accompanied by a certified copy of the document effecting such change of name.

         (L) Tenant shall at any time and from time to time upon not less than 10 days' prior notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing certifying to those facts for which certification has been requested by Landlord or any current or prospective purchaser, mortgagee (or beneficiary under a deed of trust) or underlying lessor, including without limitation (a) that this lease is unmodified and in full force and effect (or, if modified, adequately identifying such modifications and certifying that this lease, as so modified, is in full force and effect) and (b) the dates to which the base annual rent, additional payments and other charges are paid and (c) whether or not there is any default by Landlord (to Tenant's best knowledge) or Tenant in the performance of any term, covenant, condition, provision or agreement contained in this lease and further whether or not Tenant has, to the best of its knowledge, any setoffs, defenses or counterclaims against enforcement of the obligations to be performed under this lease and, if there are, specifying each such default, setoff, defense or counterclaim. Any such statement may be conclusively relied upon by any prospective purchaser or lessee or encumbrancer of demised premises or of all or any portion of the Building or the areas used in connection with the operation of the Building. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord's performance, and that not more than one month's base annual rent has been paid in advance.

         (M) If, at any time during the term of this lease, the holder of Landlord's interest hereunder is a partnership or joint venture, Tenant agrees to look only to the assets of such partnership or joint venture and not to the partners or joint venturers personally with respect to any obligations or payments due or which may become due from Landlord hereunder. A deficit in the capital account of any partner or joint venturer shall not be considered an asset of such partnership or joint venture.

         (N) Tenant, its employees and invitees may, except as otherwise specifically provided in this lease, use the common areas of the Building and the areas used in connection with the operation of the Building and the areas used in connection with the operation of the Building, as such common areas may be designated from time to time by Landlord (the "Common Areas"), in common with other persons for ingress and egress and open-space purposes and for other purposes specifically designated by Landlord during the term of this lease which use shall be subject to the restrictions set forth in this lease (including without limitation the Rules and Regulations) and any further restrictions promulgated by Landlord from time to time. Landlord shall at all times have the right and privilege of determining the nature and extent of the Common Areas and of making such changes therein and thereto from time to time which in its opinion are deemed to be desirable and for the best interests of all persons using the Common Areas and of Landlord, including, without limitation, the withdrawal of any portion thereof and the relocation of driveways, entrances, exits, corridors, automobile parking spaces, the direction and flow of traffic, installation of prohibited areas, landscaped areas, and all other facilities thereof. Nothing contained herein shall be deemed to create any liability upon Landlord for any injury to or death of persons or for damage to or destruction of property, including without limitation for any damage to motor vehicles of Tenant, its customers or employees, or for loss of property from within such motor vehicles unless caused by the negligence of Landlord, its agents, servants or employees. Landlord shall at all times during the term of this lease have the sole and exclusive control of the Common Areas and may at any time and from time to time during the term hereof exclude and restrain any person from use or occupancy thereof excepting, however, bona fide invitees of Tenant and other tenants of Landlord who make use of said Common Areas in accordance with the rules and regulations pertaining thereto. The rights of Tenant hereunder in and to the Common Areas shall at all times be subject to the rights of Landlord and other tenants of Landlord who use the same in common with Tenant, and it shall be the duty of Tenant to keep all of the Common Areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operation and to permit the use of any of the Common Areas only for normal parking and ingress and egress by the invitees of Tenant to and from the Building. If, in the opinion of Landlord, unauthorized persons are using the Common Areas by reason of the presence of Tenant in demised premises, Tenant, upon demand of Landlord, shall correct such situation by appropriate action or proceedings against all such unauthorized persons. Nothing herein shall affect the right of Landlord at any time to remove any such unauthorized persons from said areas or to prevent the use of any of said areas by unauthorized persons.

         (O) If, as a result of any governmental rule or regulation, Landlord imposes a curtailment of services or equipment in demised premises or the Building, Tenant shall comply therewith and shall be liable to Landlord for any surcharge imposed for any violation by Tenant.

         (P) If Tenant is at any time in default in the payment of any sum of money pursuant to the terms, covenants, conditions, provisions or agreements of this lease or pursuant to any order now or hereafter placed by Tenant with Landlord (including without limitation charges for any materials or services or construction work furnished to Tenant by Landlord) with respect to demised premises over and above or in addition to or in lieu of the base annual rent (or any installment thereof), Landlord shall have all the remedies as in the case of default by Tenant in the payment of an installment of the base annual rent reserved in this lease.

         (Q) If Landlord, not as a result of any governmental rule or regulation, changes the address of the Building, Landlord shall reimburse Tenant for the cost of reprinting stationery and business cards.

         (R) In addition to the card key access referred to in Article 13, Landlord shall provide security to the Building including, without limitation, the placement of a guard in the lobby.




         Any rider or exhibit annexed hereto is made a part hereof.

         In Witness Whereof, Landlord and Tenant have respectively executed this lease as of the day and year first above written.

         TISHMAN WEST MANAGEMENT CORP., as Manager for METROPOLITAN TISHMAN TOWER VENTURE, a joint venture
          .................................Landlord

         By.../s/[illegible]..............
                   Vice President


         CAL-SURANCE ASSOCIATES, INC.
         a California corporation
         ..................................Tenant
         By.../s/[illegible]...............
         Chief Executive Officer (Title)

RIDER NO. 1 ANNEXED TO  AND MADE A PART OF
LEASE  DATED___________________________
BETWEEN________________________________
TISHMAN WEST MANAGEMENT CORP., AS MANAGER
FOR METROPOLITAN TISHMAN TOWER VENTURE,
AS LANDLORD AND CAL-SURANCE ASSOCIATES, INC.
__________________________________________, AS TENANT


INCREASE OF TAXES OR OPERATING COSTS

Article 28 is amended in its entirety to read as follows:

28. If, in any calendar year during the term of this lease (i) Taxes (as hereinafter defined) shall be increased above the amount of Taxes for the base year or (ii) Operating Costs (as hereinafter defined) shall be increased above those in effect during the base year, the base annual rent shall be increased by 9.1992% of the amount of such increase in Taxes and separately by the same percentage of the amount of increase in Operating Costs.

      (A) Definitions.

      1. "Taxes" shall mean taxes and assessments upon or with respect to the Building and the areas used in connection with the operation of the Building imposed by federal, state or local governments or governmental assessment districts, but shall not include income, franchise, capital stock, estate or inheritance taxes, but shall include gross receipts taxes and other business taxes. If, because of any change in the method of taxation of real estate, any tax or assessment is imposed upon Landlord or upon the owner of the land and/or the Building and/or the areas used in connection with the operation of the Building or upon or with respect to the land and/or the Building and/or the areas used in connection with the operation of the Building or the rents or income therefrom, in substitution for or in lieu of any tax or assessment which would otherwise be a real estate tax or assessment subject matter, or with respect to any subject matter which was during fiscal year 1977-78 the subject of a real estate tax or assessment, such other tax or assessment shall be deemed to be included in Taxes. For the purpose of fixing the real estate tax for the base year herein referred to, the assessed valuation shall be deemed to be the assessed valuation of the land and the Building and the areas used in connection with the operation of the Building determined as of the first day in March 1989...(subject to such reduction as may be obtained, if any) and the real estate tax rate shall be the present aggregate tax rate. In case there shall be a reduction of the assessed valuation for any tax year which affects the Taxes in any year for which a rent adjustment shall have been made, the rent adjustment shall be recalculated on the basis of the revised assessed valuation and Landlord will credit against the rent next becoming due from Tenant such sums as may be due to Tenant by reason of the recalculation, less the expenses incurred in effecting such reduction. In no event shall the amount of any such credit be in excess of the amount of the rent increase actually paid to Landlord by Tenant for the period covered by such credit as a result of an increase in Taxes.

      2. "Operating Costs" shall mean (a) wage and labor costs applicable to the persons engaged in the management, operation, maintenance, overhaul or repair of the Building, and the areas used in connection with the operation of the Building, whether they may be employed by Landlord or by an independent contractor with whom Landlord shall have contracted or may contract for such services; any increase or decrease in the hours of employment or the number of paid holidays or vacation days, social security taxes, unemployment insurance taxes and the cost (if any) of providing disability, hospitalization, medical, welfare, pension, retirement or other benefits applicable with respect to such employees, shall correspondingly affect the wage and labor costs; and (b) cost of utilities, fuel, building supplies and materials, insurance, service and management contracts and the common area maintenance charge obligation allocated to the Building and the areas used in connection with the operation of the Building; and (c) alterations to the Building or the areas used in connection with the operation of the Building for life-safety systems or energy conservation or other capital improvements or replacements (together with all costs, and interest thereon at a rate equal to 4% over the annual prime rate of interest announced publicly by Citibank, N.A. in New York, New York from time to time [but in no event in excess of the maximum rate of interest permitted by law], incurred in connection with any such alterations or other capital improvements or replacements) all amortized over their useful life except that any such costs (and the interest thereon) incurred in connection with alterations or replacements for energy conservation may be amortized at a yearly rate equal to the savings realized during such period as a result of such alteration or replacement; and (d) such other items are now or hereafter customarily included in the cost of managing, operating, maintaining, overhauling and repairing the Building and the areas used in connection with the operation of the Building in accordance with now or hereafter accepted accounting or management principles or practices.

      3.    "Base year" shall mean the calendar year 1989.

      4. "Subsequent year" shall mean any calendar year following the base year, falling wholly or partly within the term of this lease.

      (B) Statements for Tenant.

      On or before the 1st day of April 1991, and on or before that day in each subsequent year, and on or before the 1st day of April immediately following the expiration or earlier termination of this lease, Landlord will furnish a comparative statement which shall show a comparison on a monthly and yearly basis of all pertinent items and information applicable to the base year and to the calendar year preceding the year in which the comparative statement is submitted, and the amount, if any, of the increase in rent to be enforced as hereinafter set forth. The failure of Landlord to furnish a comparative statement for any year in accord with this subdivision (B) shall be without prejudice to the right of Landlord to furnish comparative statements in subsequent years. In the event that Landlord shall, for any reason, be unable to furnish a comparative statement on or before April 1st of any year, Landlord may furnish such statement as soon thereafter as practicable, with the same force and effect as a comparative statement would have had, if delivered on or before April 1st of such year.

      (C) Payment of Increase in Rent.

      1. The payment of any increase in rent pursuant to the provisions of subdivision (B) of this Article, shall be made as follows: on the first day of the month following the furnishing of a comparative statement Tenant shall forthwith pay to Landlord a sum equal to one-twelfth of the annual amount shown on the comparative statement equaling Tenant's share of such increase multiplied by the number of months then elapsed commencing with January 1st of the preceding calendar year (provided, however, that if the term of this lease commenced in said preceding calendar year Tenant shall forthwith pay to Landlord a sum equal to one-twelfth of Tenant's share of such increase multiplied by the number of months then elapsed commencing only with the month in which the term of this lease commenced), and, in advance, one-twelfth of the annual amount shown on the comparative statement equaling such share with respect to the then current month and thereafter, until a different comparative statement shall be submitted as above provided, the monthly installments of rent payable under this lease shall be increased by an amount equal to one-twelfth of the annual amount shown on the comparative statement equaling Tenant's share of such increase. In the event that a comparative statement shall show, or in the event that a comparative statement, if submitted, would have shown an increase in rent which shall be different from the rent herein reserved or from that shown by the last previous comparative statement, then the rent payable by Tenant shall be adjusted proportionately consistent with the foregoing provisions. The rent due to Landlord, as disclosed by the comparative statement furnished by Landlord, shall be paid within ten days after the rendition of such comparative statement.

      2. Prior to the determination of the actual Taxes and Operating Costs for any particular calendar year (or portion thereof) during the term of this lease, Landlord may at any time and from time to time reasonably estimate the amount of such Taxes and/or Operating Costs. If, in the reasonable estimation of Landlord, the Taxes and/or Operating Costs for such calendar year will exceed the actual Taxes and/or Operating Costs, respectively, for the preceding calendar year, Landlord will notify Tenant of the amount of such estimated excess and Tenant shall forthwith (a) pay, commencing on the first day of each succeeding calendar month, one-twelfth of Tenant's proportionate share of such excess, calculated in accordance with this Article, and (b) pay to Landlord a sum equal to Tenant's monthly proportionate share of such excess multiplied by the number of months then elapsed commencing with January 1st of such calendar year through and including the month in which such payment is made. Upon the determination of the actual Taxes and Operating Costs for such calendar year, as reflected in a comparative statement described above, appropriate adjustments shall be made with respect to such increased monthly installments of rent paid by Tenant which were based upon Landlord's estimate.

      (D) Occupancy.

      There shall be added to the actual Operating Costs for any portion (or all) of the Base Year during which the Building is less that 100% occupied those additional expenses (of the type set forth in paragraph 2 of subdivision (A) of this Article) which Landlord reasonably determines it would have so incurred had the Building been 100% occupied during any such period.

      (E) Partial Calendar Year.

      In any comparative statement covering less than a full calendar year there shall be added to the actual Operating Costs for the period covered by the comparative statement those additional expenses (of the type set forth in paragraph 2 of subdivision (A) of this Article) which Landlord reasonably determines it would have so incurred had the Building been 100% occupied during the full calendar year.

      In light of the foregoing full revision of Article 28, Articles K, L and M of Section I of this lease are hereby deleted.

                               RULES AND REGULATIONS

1. No sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors, or halls shall be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from demised premises or the Buildings and if demised premises is situated on the ground floor of the Building, Tenant shall further, at Tenant's own expense, keep the sidewalks and curb directly in front of demised premises clean and free from rubbish.

2. No awning or other projection shall be attached to the outside walls or windows of the Building without the prior written consent of Landlord. No curtains, blinds, shades, drapes or screens shall be attached to or hung in, or used in connection with any window or door of demised premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, drapes, screens and other fixtures must be of a quality, type, design, color, material and general appearance approved by Landlord, and shall be attached in the manner approved by Landlord. All electrical fixtures hung in offices or spaces along the perimeter of demised premises must be fluorescent, of a quality, type, design, bulb color, size and general appearance approved by Landlord.

3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of demised premises or of the Building, without the prior written consent of Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the expense of Tenant, and shall be of a quality, quantity, type, design, color, size, style, composition, material, location and general appearance acceptable to Landlord.

4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light or air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels, or other articles be placed on the window sills, or in the public portions of the Building.

5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in public portions thereof without the prior written consent of Landlord.

6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant to the extent that Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees shall have caused the same.

7. Tenant shall not mark, paint, drill into or in any way deface any part of demised premises of the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.

8. No animal or bird of any kind shall be brought into or kept in or about demised premises or the Building.

9. Prior to leaving demised premises for the day, Tenant shall draw or lower window coverings and extinguish all lights.

10. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways.

11. Neither Tenant nor any of Tenant's agents, servants, employees, contractors, visitors or licensees shall at any time bring or keep upon demised premises any inflammable, combustible or explosive fluid, chemical or substance.

12. No additional locks, bolts or mail slots of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any change be made in existing locks or the mechanism thereof. Tenant must, upon the termination of the tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

13. All removals, or the carrying in or out of any safes, freight, furniture, fixtures, bulky matter or heavy equipment of any description must take place during the hours which Landlord or its agent may determine from time to time. Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon two-inch thick plank strips to distribute the weight. The moving of safes, freight, furniture, fixtures, bulky matter or heavy equipment of any kind must be made upon previous notice to the Superintendent of the Building and in a manner and at times prescribed by him, and the persons employed by Tenant for such work are subject to Landlord's prior approval. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the lease of which these Rules and Regulations are a part.

14. Tenant shall not occupy or permit any portion of demised premises to be occupied as an office that it is not generally consistent with the character and nature of all other tenancies in the Building, or is (a) for an employment agency, a public stenographer or typist, a labor union office, a physician's or dentist's office, a dance or music studio, a school, a beauty salon or barber shop, the business of photographic or multilith or multigraph reproductions or offset printing (not precluding using any part of demised premises for photographic, multilith or multigraph reproductions solely in connection with Tenant's own business and/or activities), a restaurant or bar, an establishment for the sale or confectionery or soda or beverages or sandwiches or ice cream or baked goods, an establishment for the preparation or dispensing or consumption of food or beverages (of any kind) in any manner whatsoever, or as a news or cigar stand, or as a radio or television or recording studio, theater or exhibition-hall, for manufacturing, for the storage of merchandise or for the sale of merchandise, goods or property of any kind at auction, or for lodging, sleeping or for any immoral purpose, or for any business which would tend to generate a large amount of foot traffic in or about the Building or the land upon which it is located, or any of the areas used in the operation of the Building, including but not limited to any use (i) for a banking, trust company, depository, guarantee, or safe deposit business, (ii) as a savings bank, or as savings and loan association, or as a loan company, (iii) for the sale of travelers checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission, (iv) as a stock broker's or dealer's office or for the underwriting of securities, or (v) a government office or foreign embassy or consulate, or (vi) tourist or travel bureau, or (b) a use which conflicts with any so-called "exclusive" then in favor of, or is for any use the same as that stated in any percentage lease to, another tenant of the Building or any of Landlord's then buildings which are in the same complex as the Building, or (c) a use which would be prohibited by any other portion of this lease (including but not limited to any Rules and Regulations then in effect) or in violation of law. Tenant shall not engage or pay any employees on demised premises, except those actually working for Tenant on demised premises nor shall Tenant advertise for laborers giving an address at demised premises.

15. Tenant shall not purchase spring water, towels, janitorial or maintenance or other like service from any company or persons not approved by Landlord. Landlord shall approve a sufficient number of sources of such services to provide Tenant with a reasonable selection, but only in such instances and to such extent as Landlord in its judgment shall consider consistent with security and proper operation of the Building.

16. Landlord shall have the right to prohibit any advertising or business conducted by Tenant referring to the Building which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a first class building for offices, and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.

17. Landlord reserves the right to exclude from the Building between the hours of 6 P.M. and 8 A.M. on all days, and at all hours on Saturdays, Sundays and legal holidays, all persons who do no present a pass to the Building issued by Landlord. Landlord may furnish passes to Tenant so that Tenant may validate and issue same. Tenant shall safeguard said passes and shall be responsible for all acts of persons in or about the Building who possess a pass issued to Tenant.

18. Tenant's contractors shall, while in the Building or elsewhere in the complex of which the Building forms a part, be subject to and under the control and direction of the Superintendent of the Building (but not as agent or servant of said Superintendent or of Landlord).

19. If demised premises is or becomes infested with vermin as a result of the use or any misuse or neglect of demised premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith at Tenant's expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

20. The requirements of Tenant will be attended to only upon application at the office of the Building. Building personnel shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord.

21. Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall co-operate to prevent the same.

22. No water cooler, air conditioning unit or system or other apparatus shall be installed or used by Tenant without the written consent of Landlord.

23. There shall not be used in any space, or in the public halls, plaza areas or lobbies of the Building, or elsewhere in the complex of which the Building forms a part, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks or dollies, except those equipped with rubber tires and side guards.

24. Tenant, Tenant's agents, servants, employees, contractors, licensees or visitors shall not park any vehicles in any driveways, service entrances, or areas posted as "No Parking."

25. Tenant shall install and maintain, at Tenant's sole cost and expense, an adequate visibly marked (at all times properly operational) fire extinguisher next to any duplicating or photocopying machine or similar heat producing equipment, which may or may not contain combustible material, in demised premises.

26. Tenant shall keep its window coverings closed during any period of the day when the sun is shining directly on the windows of demised premises.

27. Tenant shall not use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in demised premises, nor shall Tenant use any picture of the Building in its advertising, stationery or in any other manner without the prior written permission of Landlord. Landlord expressly reserves the right at any time to change said name without in any manner being liable to Tenant therefor.

                                 [FLOOR PLANS]

                          RIDER NO.    2 ANNEXED TO
                          AND MADE A PART OF LEASE
                          DATED AUGUST 23, 1988
                          BETWEEN TISHMAN WEST MANAGEMENT
                          CORP., AS AGENT FOR METROPOLITAN TISHMAN
                          TOWER VENTURE, AS LANDLORD, AND
                          CAL-SURANCE ASSOCIATES, INC., AS TENANT

         BASE ANNUAL RENT

                 38. Base Annual Rent shall abate for the period commencing with the sixty-first month of the term and continuing through the sixty-third month; upon expiration of such period, Tenant shall pay Base Annual Rent at the full rental rate stated in Article H, Section I, as the same may be increased as provided in this Lease. Should this Lease terminate as a result of Tenant's breach under any of the terms, covenants, conditions or provisions of this Lease at any time prior to the expiration of the initial Lease Term hereof, then, in addition to any and all amounts which Landlord may recover under Article 18 of this Lease, the unamortized portion of (i) Base Annual Rent (at the full rental rate stated in Section I Article H) which has been abated;
         (ii) all real estate commissions paid or unconditionally payable to the Brokers with respect to this Lease (not to exceed $346,210) or any options hereunder; (iii) the amount paid to Tenant pursuant to Article 54; and (iv) the cost of all tenant improvements constructed by or for Tenant where the cost or an allowance or credit was provided by Landlord if in Landlord's reasonable judgment such tenant improvements cannot be used in connection with any new lease of the demised premises, shall become due and payable, in full, upon ten (10) days' written notice to Tenant. For purposes of the preceding sentence, the Base Annual Rent which was abated for months one (1) through fifteen
         (15), as well as the real estate commissions, the amounts paid pursuant to Article 54 hereof, and costs of unuseable tenant. improvements, shall be amortized over the initial Lease Term and the Base Annual Rent which was abated for months sixty-one (61) through sixty-three (63) shall be amortized over a five (5) year period commencing with month sixty-one (61) of the Lease Term. Nothing herein shall excuse Tenant from paying Tenant's Share of Taxes and Operating Costs pursuant to Article 28 or any other amount required to be paid by Tenant elsewhere in this Lease.

         TENANT REVIEW OF LANDLORD RECORDS

                 39. Tenant shall have the right to review, using such accountants or other representatives as Tenant reasonably may elect, Landlord's records and supporting documentation with respect to comparative statements to sent Tenant by Landlord pursuant to Article 28, on the following terms and conditions:

                 (a) Tenant shall give Landlord at least twenty (20) days' written notice of the exercise of such right stating the date such review shall occur.

                 (b) Tenant's review of Landlord's records shall occur during normal business hours at the offices of Landlord at Orange, California.

                 (c) Tenant may conduct such review only once each calendar year, although such review may extend for more than one day if reasonably necessary but must proceed on a continuous basis, and may be made by more than one (1) person. Tenant may only review Landlord's books and records for the two most recent comparative statements.

                 (d) Tenant's review shall be at the sole cost and expense of Tenant.





                                        -1-                   Cal-Surance Lease

                 (e) after such review Tenant disputes the accuracy of one (1) or more comparative statements, Tenant may retain a certified public accountant, mutually acceptable to Landlord and Tenant, to audit Landlord's books and records. If such audit reveals that Landlord overcharged Tenant, Landlord shall promptly reimburse Tenant for the amount of the overcharge or, in the event of any underpayment by Tenant, Tenant shall promptly pay Landlord for the amount of the underpayment. If the amount of such overpayment is greater than five percent (5%) of the total payment made pursuant to the respective comparative statement, Landlord shall reimburse Tenant for the cost of such audit.

         TENANT OPTION TO RENEW TERM

                 40. Tenant shall have the right to extend the term of this Lease for one additional period of five (5) years (the "Option Term"), commencing September 1, 1998, on the following terms and conditions:

                          (a) Tenant shall have given Landlord written notice of Tenant's exercise of such option ("Tenant's Option Notice"), pursuant to the procedures set forth in Article 27, so that Landlord actually receives such notice not later than November 1, 1997, time being of the essence thereof.

                          (b) Tenant shall not be in default under any of the terms, covenants, conditions or provisions of the Lease at any time after giving to Landlord Tenant's Option Notice, which default has not been cured within the time period, if any, permitted for such cure or, if earlier, by September 1, 1998.

                          (c) Tenant shall not have sublet more than 50% of the demised premises, and in the event of any such subletting (pursuant to Article 3 of the Lease), this Article 40 shall be null and void and of no further force or effect; provided, however, that such condition shall not apply to a sublease of the entire demised premises for the entire remaining term, or the entire remaining term less one (1) day.

                          (d) There shall be no further right to renew or extend the term of this Lease beyond such additional five (5) year period.

                          (e) Tenant has not filed nor had filed against it any action or proceeding under the Federal Bankruptcy Act at any time during the initial term of the Lease, which action or proceeding was not fully dismissed prior to the later of (i) the date of Tenant's Option Notice or (ii) within sixty (60) days of being filed.

                          (f) Tenant shall accept the demised premises for the extended term in their then "as is" condition. In the event Tenant elects to exercise such option, all of the terms, covenants, conditions and provisions of the Lease shall be applicable to the extended term, except for the following:

                          (g) This Article 40 shall be of no further force or effect.

                          (h) The Base Annual Rent appearing in Article H,
         Section I hereof shall be increased (but in no event decreased) commencing on the first day of the Option Term by an amount equal to ninety percent (90%) of the annual fair market rental rate for the demised premises, as provided below.

                                  (1) Landlord shall deliver to Tenant written
         notice of Landlord's determination of the annual fair market rental rate to be applicable during the Option Term ("Landlord's Rent Notice"), within thirty (30) days after receipt of Tenant's Option Notice. Upon receipt of Landlord's Rent Notice, Tenant shall have the right to withdraw





                                        -2-                   Cal-Surance Lease
         and cancel Tenant's previously given Option Notice by giving Landlord written notice of such withdrawal ("Tenant's Cancellation Notice") within fifteen (15) days after receipt of Landlord's Rent Notice and, in the event of Tenant's Cancellation Notice being given, this Article 40 shall be deemed null and void and the term of the Lease shall expire on the expiration date provided in Article G, Section I, hereof.

                                  (2) If Tenant does not give Landlord Tenant's
         Cancellation Notice but disputes the amount of the annual fair market rental rate to be applicable during the Option Term, as stated in Landlord's Rent Notice, Tenant must give Landlord written notice thereof (herein "Tenant's Dispute Notice") within fifteen (15) days after receipt of Landlord's Rent Notice. Tenant's Dispute Notice shall contain Tenant's determination of the annual fair market rental rate to be applicable during the Option Term, as governed by this Article 40, and how such rental rate was determined by Tenant.

                                  (3) Failure of Tenant to give Landlord either
         a Tenant's Cancellation Notice or a Tenant's Dispute Notice within the required 15-day period shall conclusively be deemed approval by Tenant of Landlord's Rent Notice and the annual fair market rental rate to be applicable during the Option Term.

                                  (4) In the event Tenant gives Landlord a
         Tenant's Dispute Notice in a timely manner, the parties shall attempt, in good faith, to determine the annual fair market rental rate. If the Tenant and Landlord cannot determine annual fair market rental rate within ten (10) days after Landlord's receipt of Tenant's Dispute Notice (which may be extended by mutual agreement of the parties), the issue of annual fair market rental rate shall be submitted for appraisal as set forth below.

                                  (5) Ten (10) days after Landlord's receipt of
         Tenant's Dispute Notice, as that period may be extended as provided above, if the Tenant and Landlord cannot agree upon the annual fair market rental rate, then within the next ten (10) days, Tenant and Landlord shall each select an appraiser and notify the other party of the same. If one party fails to select an appraiser or fails to notify the other party within the ten day period, then the remaining appraiser shall, within thirty (30) days, determine the annual fair market rental rate. If the parties have complied with this Article 40 so that the appraisers have been selected in a timely fashion, then the Tenant and Landlord shall contact the appraisers and provide for a meeting of the two appraisers so chosen within fifteen (15) days after the second appraiser was appointed. The two appraisers shall thereupon appoint a third appraiser within five (5) days and in the event of their being unable to agree upon such appointment within five (5) days after the time aforesaid, the third appraiser shall be selected by the parties themselves if they can agree thereon within a further period of five (5) days. If the parties cannot so agree, then either party, on behalf of both, may request such appointment by the Presiding Judge of the Superior Court of Orange County. In the event of the failure, refusal or inability of any appraiser to act, a new appraiser shall be appointed in his or her stead, which appointment shall be made in the same manner as hereinbefore provided for the appointment of such appraiser so failing, refusing or unable to act. The three appraisers will then have thirty (30) days to determine the annual fair market rental rate. In the event the appraisers cannot agree upon a single annual fair market rental rate, the annual fair market rental rate shall be the arithmetic mean of the three rates determined by the appraisers. After the annual fair market rental rate has been calculated, Tenant shall have ten (10) days after notice thereof, to give Landlord Tenant's Cancellation Notice. In the event Tenant gives Tenant's Cancellation Notice, this Article 40 shall be null and void and the term of the Lease shall expire on the expiration date provided in Article G, Section I, hereof. Failure of Tenant to give Landlord a Tenant's Cancellation Notice within the required 10-day period shall conclusively be deemed approval by Tenant of the annual fair market rental rate to be applicable during the Option Term.





                                        -3-                   Cal-Surance Lease

                                        (A) All appraisers to be appointed
         hereunder shall be MAI real estate appraisers with at least five (5) years' experience in appraising commercial real estate office buildings in the Orange County area.

                                        (B) In determining the Option Term base
         annual rent, "fair market rental rate" shall mean the average effective base annual rent (or equivalent) which landlords are then receiving from tenants of comparable space within a 5-mile radius of the Building, taking into account rental concessions such as "free rent", free or reserved parking, moving expenses and other new tenant concessions then being offered by landlords to tenants or prospective tenants, and shall further take into account that Landlord shall not be required to provide any tenant improvements for Tenant during the Option Term or pay any broker commissions based on such renewal (if such be the case). In no event shall the Option Term base annual rental rate be less than the highest base annual rental rate which Tenant is or was paying for any square foot of space in the Building during the last month of the initial 10-year term of the Lease.

                                        (C) Each party shall pay the costs of
         its appointed appraiser and shall share equally in all remaining costs, including the costs of the third appraiser.

                                    (6) In the event the determination by
         the appraisers has not been rendered by the first day of the Option Term, commencing on the first day of the Option Term, Tenant shall pay base annual rent for all its demised premises based on the rate contained in Landlord's Rent Notice, which rate shall be subject to retroactive adjustment, if necessary, upon the parties' receipt of the final determination by the appraisers. In the event the final determination results in an Option Term base annual rental rate lower than that contained in Landlord's Rent Notice, and Tenant has made all rental payments during the Option Term based on Landlord's Rent Notice, Tenant shall be forthwith credited with any overpayment to the next installment (or installments) of base annual rent accruing after receipt of the final award.

                             (i) Effective September 1, 1998, the
         following provisions of Article 28 shall be amended as follows:

                                    (1) The date of assessed valuation set
         forth in the third sentence of paragraph "1" of Subdivision "A" shall be deemed to be the first day in March, 1998, and the aggregate tax rate referred to in the same sentence shall be deemed to be the aggregate tax rate as of March 1, 1998;

                                    (2) The "Base Year" as set forth in
         paragraph "3"of said Subdivision shall be deemed to be the calendar year 1998. In the event Tenant validly exercises its aforesaid option to extend the term of the Lease and does not subsequently give Landlord a Tenant's Cancellation Notice, the Lease shall be deemed amended to extend the term through August 31, 2003, as provided in this Article, without further act on the part of Landlord or Tenant; however, the parties shall execute a written memorialization of the terms and conditions governing the Option Term, at the request of either party.

         All specific dates contained in this Article 40 shall be subject to adjustment in the event the actual commencement date of this Lease is a date other than September 1, 1988.

         TENANT OPTION TO EXPAND

                 41. Landlord hereby grants to Tenant an option to expand into 3745 rentable square feet of additional space on the ninth floor of the Building (the "Option Space")





                                        -4-                   Cal-Surance Lease
         located contiguous to Tenant's existing demised premises and shown cross-hatched in black on the plan annexed hereto. The terms and conditions of such option to expand are as follows:

                          (a) If Tenant desires to exercise such option, Tenant must have given Landlord written notice of Tenant's intent to exercise its option such that Landlord actually receives such written notice not later than September 1, 1990. Subject to (b)(4)(i) below, Tenant shall take such Option Space on March 1, 1991 ("Effective Date"). Each of the foregoing dates as well as the giving by Tenant of any notice of exercise of Tenant's option to expand are of the essence and the option granted by this Article 41 shall be null and void in the event Tenant fails to comply with each of the foregoing dates for exercise of the option and for the Effective Date of expansion.

                          (b) In the event of due exercise of Tenant's option to expand, the Option Space shall be added to the premises previously demised, as of the Effective Date, on the following terms and conditions:

                                  (1) The Option Space shall be added for the
         balance of the lease term.

                                  (2) The Base Annual Rent appearing in Article
         H, Section I hereof, shall be increased as of the Effective Date, by $67,410.00 to a new total of $746,640.00; increasing again effective September 1, 1993 by $248,880.00 to a new total of $995,520.00.

                                  (3) The percentage of increase in Taxes or
         Operating Costs to be borne by Tenant appearing in the first paragraph of Article 38 shall, as of the Effective Date, be increased by .9089% to a new total of 10.1080%.

                                  (4) Tenant shall accept the Option Space in
         its then "as is" condition; provided, however:

                                        (i) that Landlord shall grant Tenant a
         construction credit of $112,350.00 (the "Construction Credit") which shall be used only as against the cost of construction of improvements or alterations permanently installed and incorporated into the realty of the Option Space (the "Tenant Work"). All tenant work shall be performed by Landlord's contractors. In the event the Option Space has been improved prior to the Effective Date, the amount of the Construction Credit shall be reduced by the cost to Landlord of construction of all demising walls, HVAC, drop ceiling and ceiling lighting already existing in the Option Space prior to the Effective Date which Tenant elects to retain and benefits Tenant (the amount of such reduction to be reasonably determined by Landlord in Landlord's standard manner for determining such construction costs);

                                        (ii) that all Tenant Work designated by
         Tenant must include materials such as are readily available and installable in the Option Space. Without limiting the generality of the foregoing, Tenant shall designate only "building standard mini-blinds" as the only window covering for the exterior windows of the Option Space. Landlord shall have the sole right to select all suppliers, vendors and materialmen for all materials to be incorporated within the Option Space;

                                        (iii) that all working drawings
         covering the Tenant Work shall be prepared by Landlord's own contractors, the reasonable cost of which (but in no event exceeding $1,872.50) shall be included in the Construction Credit. Any part of the Construction Credit not totally consumed shall be credited against the installments of Base Annual Rent subsequently due from Tenant;





                                        -5-                   Cal-Surance Lease

                                        (iv) that notwithstanding the Effective
         Date above, the date by which Tenant's obligations to pay the increase in Base Annual Rent provided in subsection "(b)(2)," above, shall not commence to accrue until Landlord shall have substantially completed all Tenant Work. However, if Tenant requests materials or installations other than Landlord's standard (such nonstandard materials or installations being subject to Landlord's written approval which approval shall not be unreasonably withheld, and being referred to as "Tenant Overstandard Work") or if Tenant requests any work in addition to that contained in final working drawings or if Tenant fails to supply Landlord with information and selections or designations with respect to any aspect of the Tenant Work promptly after Landlord's request therefor, and if such request for nonstandard materials or installations or Tenant Overstandard Work or such failure or such changes shall delay the work to be performed by Landlord, or if Tenant shall otherwise delay the substantial completion of the Tenant Work, then the happening of such delays shall in no event postpone the date for the commencement of the payment of the increase in Base Annual Rent beyond the date by which it would have otherwise commenced in the absence of such delays;

                                        (v) that any Tenant's Overstandard Work
         which Tenant requests and which Landlord agrees to perform shall be done at cost, plus ten percent (10%) thereof as a fee. Cost includes but is not limited to so-called "General Conditions" (e.g., trash clean-up and hauling, job lighting and power, insurance, safety protection, security and hoists) in whole or in part apportionable to Tenant's Overstandard Work. If the aggregate of all Tenant's Overstandard Work to which Landlord agrees is less than $1,000, the whole thereof shall be payable promptly after the completion of such work and after Landlord bills Tenant therefor; if the aggregate of all Tenant's Overstandard Work exceeds $1,000 such aggregate shall be payable 50% upon Tenant signing with Landlord the agreement wherein Landlord agrees to perform such Tenant's Overstandard Work and the balance shall be payable in monthly progress payments promptly after Landlord's billing Tenant therefor. Such payments, in either event, shall be collectible as additional obligations of Tenant pursuant to the Lease and, in default in payment thereof, Landlord shall (in addition to all other remedies) have the same rights as in the event of default in payment of rent.

                                  (5) All of the other terms, covenants,
         conditions and provisions of this Lease shall apply to the Option
         Space.

                          (c) Notwithstanding any other provisions stated above, it is agreed as follows:

                                  (1) Tenant shall not be allowed to exercise
         any of its rights contained in this Article 41 at any time when the Lease is not in effect or at any time when Tenant is in default under any of the terms, covenants, conditions or provisions of this Lease.

                                  (2) The provisions of Articles 23 and 26
         shall apply hereto.

                          (d) Nothing herein shall act to prohibit Landlord from entering into one or more leases with prospective tenants for all or any part of the available space on the 9th floor of the Building during the period that Tenant's option to expand is in effect nor, subject to Article 42 below, shall Landlord be required to offer any such space to Tenant before entering into such leases with others for all or any part thereof, unless Tenant shall have previously exercised its right to expand into the Option Space prior to Landlord executing such lease(s) with such other tenant(s); provided that for so long as Tenant's option rights under this Article 41 remain in effect, Landlord shall not enter into a lease of all or any portion of the Option Space, or renew or extend such lease, so that the same would extend beyond January 1, 1991.





                                        -6-                   Cal-Surance Lease

         TENANT RIGHT TO EXPAND

              42. With respect to periods of time after the commencement date of this Lease, Landlord hereby grants to Tenant a right of first refusal to lease space on the 9th lour, other than the space designated in Article 41, and on the 8th floor of the Building (herein the "Expansion Space") before Landlord shall lease any part thereof to a prospective tenant. For purposes thereof, each portion of the rentable square footage on the 8th and 9th floors shall for convenience purposes be hereafter referred to as "Space A" and shall, for notice-purposes, be assigned sequential numbers (e.g., Space A-l, Space A-2, etc.). The terms and conditions of such right of first refusal shall be as follows:

                     (a) When Space A is vacant or otherwise available for leasing, and a prospective tenant has entered into negotiations with Landlord to lease all or any part of the Expansion Space, Landlord shall give written notice to Tenant thereof in the manner provided in
         Article 27, such notice to contain the following:

                                  (1) a demising plan showing the Space A in
         question hatched in black;

                                  (2) Landlord's standard measurement of the
         number of rentable square feet in Space A;

                                  (3) the amount of the effective base annual
         rental increase and increase in percentage of increase of Taxes or Operating Costs to be borne by Tenant (pursuant to Article 38) with respect to Space A in the event Tenant shall elect to exercise its right of first refusal, based on the offer made by the prospective tenant;

                                  (4) the estimated availability-date and
         commencement date of any lease to be executed covering such Space A and the length of the proposed term;

                                  (5) the amount of the construction allowance,
         if any, to be afforded the prospective tenant to be applied towards the cost of construction of improvements and alterations within Space A;

                                  (6) any other terms and conditions upon which
         Landlord proposes to lease such Space A to the proposed tenant, to the extent such terms and conditions are different from those contained in this Lease.

                     (b) Tenant shall have ten (10) days after receipt of Landlord's said notice in which to notify Landlord, in the manner provided in Article 27, of Tenant's exercise of its right of first refusal and Tenant shall have the right to accept Space A on the exact terms and conditions as offered by Landlord to such prospective tenant. In the event Tenant shall fail to respond in writing within such 10-day period or shall otherwise notify Landlord in writing of its election not to exercise its rights hereunder, Landlord shall then be allowed to execute a lease with a prospective tenant for Space A, within a 90-day period thereafter, on the same terms and conditions as stated in Landlord's written notice to Tenant. In the event Landlord does not enter into such Lease within said 90- day period, or desires to change the economic terms such that said terms shall be more favorable to such prospective tenant or to materially change the non-economic terms and conditions from those set forth in Landlord's notice to Tenant (specifically those terms and conditions affecting term, size and location of Space A), Tenant's right of first refusal as provided herein shall be reinstated. Landlord agrees that so long as Tenant's right of first refusal is in effect as to the 8th Floor, Landlord shall not enter into or propose a lease of space on the 8th Floor of the Building for a term in excess of sixty-one (61) months.





                                        -7-                   Cal-Surance Lease

                          (c) Notwithstanding the proposed date of availability set forth in Landlord's notice, Landlord shall (at Landlord's sole and exclusive option) have the right, on thirty days' prior written notice to Tenant to cause said commencement date to be deferred so that the same shall be any day not more than ninety days later. In addition, upon occurrence of any of the matters set forth in Article 26, Landlord shall have the right (but not the obligation) to defer any said date one day for each day of delay caused by such matter or matters referred to in Article 26.

                          (d) In the event of due exercise of Tenant's right of first refusal, Space A shall be added to the premises previously demised as of the commencement date stated in Landlord's said notice to Tenant (or such other date as stated in a notice provided pursuant to subparagraph (c) above). The addition of Space A shall be on the following basis:

                                  (1) Space A, if it consists of 2,000 rentable square feet or less, shall be added to the Lease for, at Landlord's sole option, the shorter of (i) the term stated in Landlord's notice to Tenant pursuant to subparagraph (2) above, or (ii) the term of the Lease, as the same may be extended. Space A, if it consists of more than 2,000 rentable square feet, shall be added to the Lease for the term stated in Landlord's notice to Tenant and if such term extends beyond the expiration date of this Lease, the term of this Lease shall be extended applicable only to such Space A; provided, however, that Landlord shall have the right, at Landlord's sole option, to cause the expiration of the term as to Space A to be coterminous with the expiration date of the Lease provided Landlord so notifies Tenant in connection with the giving of notice thereof as set forth in subparagraph (a) above.

                                  (2) Tenant shall accept Space A in its then
         "as is" condition, subject to any construction allowance contained in Landlord's notice to Tenant.

                                  (3) The increase in base annual rental
         applicable to Space A, as stated in Landlord's written notice to Tenant, shall be effective as of the commencement date of the addition of Space A.

                                  (4) The increase in the percentage of
         increase of Taxes or Operating Costs to be borne by Tenant pursuant to
         Article 28 and applicable to Space A, as stated in Landlord's written notice to Tenant, shall be effective as of the commencement date.

                                  (5) All of the other terms, covenants,
         conditions and provisions of this Lease shall apply to Space A.

                          (e) Notwithstanding any other provisions stated in this Article 42, it is agreed as follows:

                                  (1) Tenant shall not be allowed to exercise
         any of its rights contained in this Article 42 at any time when the Lease is not in effect or at any time when Tenant is in breach under this Lease.

                                  (2) In the event Tenant assigns this Lease or
         sublets more than 25% of the demised premises, this Article 42 shall be of no further force or effect.

                                  (3) To exercise its rights hereunder, Tenant
         must not have filed nor had filed against it any action or proceeding under the Federal Bankruptcy Act at any time during the term of the Lease, which action or proceeding was not fully dismissed





                                        -8-                   Cal-Surance Lease
         prior to the later of (i) the date of Tenant's Option Notice or (ii) within sixty (60) days of being filed.

                                  (4) Tenant may not exercise the option
         contained in this Article if the effective date of addition of Space A to the premises previously demised would be at any time during the last twenty-four (24) months of the term of this Lease (unless Tenant has an option to renew the term hereof and elects to irrevocably exercise such option to renew concurrently with the giving notice of acceptance of the Expansion Space).

                                  (5) The provisions of Article 23 shall apply
         hereto.

                          (f) The fact of proposed or actual assignment or subletting by any present or future tenant of Space A, or the default of said tenant or its desire to terminate its lease, shall not make the same "available" for exercising of Tenant's rights hereunder unless Landlord elects in writing to Tenant to treat the same causing "availability," and Landlord shall have the right to renew or extend the tenancy of any present or future tenant of Space A without first offering the same to Tenant.

                          (g) In the event Tenant shall decline to exercise its right of first refusal with respect to any Expansion Space as it becomes available and Landlord thereafter enters into a lease therefor with another tenant, Tenant shall have no further rights of first refusal thereto, unless and until such Expansion Space again becomes available for lease to a new tenant.

                          (h) In the event Landlord desires to renew or extend a lease of any Expansion Space to a tenant then occupying such Expansion Space, beyond the terms set forth in such lease, Landlord must first deliver written notice to Tenant of the upcoming availability of such Expansion Space at least nine (9) months prior to its availability.

                                   (1)  If Tenant believes it is interested in
         such Expansion Space, Tenant shall give Landlord written notice of Tenant's interest ("Tenant's Option Notice") within fourteen (14) calendar days following receipt of notice of availability from Landlord as set forth immediately above, pursuant to the procedures set forth in Article 27.

                                  (2)  Within fourteen (14) calendar days
         following Landlord's receipt of Tenant's Option Notice, Landlord shall deliver to Tenant a written proposal to Tenant setting forth the material terms and conditions upon which it would be willing to lease such Expansion Space to Tenant (the "Proposal"), which Proposal shall not be any less favorable to Tenant than the terms on which Landlord is willing to actually lease the Expansion Space to the tenant then occupying it.

                                  (3)  If Tenant desires to accept the
         Proposal, it shall, within fourteen (14) calendar days following Tenant's receipt of the Proposal, give Landlord written notice of Tenant's acceptance of the Proposal. In the event Tenant shall fail to respond in writing within such fourteen (14) day period, Tenant shall be deemed to have rejected the Proposal.

         ESCALATION

                 43.     Article 28 is modified as follows:

                 (a)  The definition of  "Taxes" appearing in "(A)(1)" of
         Article 28 shall be deemed modified to exclude therefrom during the initial 120 months of the term hereof, all increases in Taxes resulting from a reassessment of the Building (or the land on which





                                        -9-                   Cal-Surance Lease
         the Building is situated) by the taxing authorities having jurisdiction thereof due to a transfer of title to the Building by sale or exchange.

                  (b) In no event shall Tenant's obligation for the payment of any percentage of the increase in "Operating Costs" pursuant to
         Article 28, exceed eight percent (8%) per annum of the Base Year Operating Costs, compounded annually (e.g., first year's increase shall not exceed 8% over the Base Year Operating Costs; second year, 16.64% over the Base Year Operating Costs; third year, 25.97% over the Base Year Operating Costs; fourth year, 36.04 over the Base Year Operating Costs; etc., for the balance of the term).

         Landlord agrees to give to Tenant, prior to June 30 of each year, a good faith estimate of that year's Taxes and Operating Costs and the effect thereof on Tenant's obligation to pay its share of Taxes and Operating Expenses. If Landlord is unable to accurately estimate any of the individual components that make up Operating Expenses, it shall so notify Tenant and shall use reasonable efforts to make an accurate estimate when it is able to do so. Tenant acknowledges that Landlord's obligations hereunder are for estimates only and that notwithstanding such estimates, Tenant shall be responsible for its share of actual Taxes and Operating Expenses, as determined in accordance with Article 28 hereof, but subject to the modifications contained in this Article 43.

                 Notwithstanding the foregoing definition of Operating Costs, as contained in Article 28, Operating Costs shall not include the following:

                          (i)     any ground lease rental;

                          (ii) costs incurred by Landlord for the repair of damage to the Building, to the extent that Landlord is reimbursed by insurance proceeds;

                          (iii) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;

                          (iv) leasing commissions, attorneys' fees, and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Building;

                          (v) expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged directly but which are not provided to another tenant or occupant of the Building;

                          (vi) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in the Building to the extent the same exceeds the costs of such services rendered by unaffiliated third parties on a competitive basis;

                          (vii) interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the Land;

                          (viii) all items and services for which Tenant or any other tenant in the Building reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

                          (ix) advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building;





                                        -10-                  Cal-Surance Lease

                          (x) electrical power costs for which any Tenant directly contracts with the local public service company;

                          (xi) expenses for which Landlord is paid or reimbursed in full by another tenant or other person, other than pursuant to an operating cost escalation clause similar to such clause contained herein;

                          (xii) capital improvement costs other than those which are mandated by applicable law or regulation or for energy conservation or life safety.

                 Notwithstanding the foregoing definition of Operating Costs, as contained in Article 28, Operating Costs shall include capital replacement costs, amortized on a reasonable basis.

         PARTIALLY COMPLETED BUILDING

                 44. Because the Building is not fully occupied and not fully assessed for purposes of "Taxes," Article 28 is modified further as follows:

                          (a) Interim Years. Should the assessed valuation of the land and Building on the first day of March 1988 not be the assessment for the completed Building, then until such assessment is made for the completed Building, the increase or decrease in taxes available for escalation as provided in Article 28 hereof for the years prior to and including the year in which the assessment for the completed Building is effective (the "Interim Years") shall be computed by comparing the aggregate real estate tax rate in effect for such Interim Years with the aggregate real estate tax rate in effect during the Base Year. The following method shall be used to measure any increase or decrease in real estate taxes under this Article for such interim year computations:

         Interim Year               Interim Year         Interim Year
         Tax Rate           x       Assessment        =  Real Estate Taxes

                                                             M I N U S

         Base Year Tax              Adjusted Interim     Adjusted Base Year
         Rate               x       Year Assessment*  =  Real Estate Tax

                                                            E Q U A L S:

         *The Adjusted Interim Year                       Increase or decrease
         Assessment shall mean the                        available for escal-
         Interim Year Assessment                          lation as provided in
         less any statutorily mandated                    Article 28
         annual increased on the
         Base Year Assessment

                   (b) Post Interim Years. Should the assessed valuation of the land and Building on the first day of March, 1988, not be the assessment for the completed Building, then for all years after the Interim Years, the Base Year Taxes under Article 28 shall be deemed to be the product of the Adjusted Interim Year Assessment for the Last Interim Year, multiplied by the Base Year Tax Rate.





                                        -11-                  Cal-Surance Lease

                   (c) Example.  The following is an example of the foregoing:

                                             Assessment        Tax Rate              Total Taxes
                                             ----------        --------              -----------
          Base Year*                         $1,000,000         1.013%               $10,130.00
         --------------------------------------------------------------------------------------
         First Interim Year                  $1,500,000         1.015%             $ 15,225.00
         Less 2%/year
          (for one year)                       ($20,000)
                                               --------
         increase on
         Base Year
         Assessment, as
         provided by law

         Adjusted Interim
         Year Assessment
         and Taxes                            $1,480,000         1.013%              $ 14.992.40
                                                                                     -----------


                    Tax Increase
                    available for
                    escallation                                                      $    232.60
         --------------------------------------------------------------------------------------

         Second (and last)
                    Interim Year              $3,000,000         1.015%              $ 30,450.00

              Less 2%/year
              (for two years)                  ($50,000)
                                              ---------
              increase on
              Base Year
              Assessment, as
              provided by law

              Adjusted Interim
              Year Assessment
              and Taxes                       $2,950,000         1.013%              $ 29,883.50
                                                                                     -----------
              Tax Increase
              available for
              escalation                                                             $    566.50

              Adjusted Base Year
              Assessment and Taxes
              for all Post-
              Interim Years                   $2,950,000         1.013%              $ 29,883.50

         MONUMENT SIGN

                 45.     (a) Landlord shall erect upon the earlier to occur of
         (i) the date which is one (1) year from the commencement date of this Lease, or (ii) the date upon which the occupancy level of the Building equals 75%, at Landlord's sole cost and expense, one free- standing monument sign (the "Sign") for Tenant indicating its presence in the





                                        -12-                  Cal-Surance Lease

         Building. The size, materials, design and all other aspects of the Sign shall be agreed upon by Landlord and Tenant and shall be consistent with Landlord's signs as currently existing. The Sign shall be erected by Landlord in the "drop-off area" of the Building as shown on the plan annexed hereto and made a part hereof and shall be subject to the following further terms and conditions:

                                  (1) The Sign shall contain only the name of
         "Cal-Surance Group" together with its logo, as such logo has been previously disclosed to Landlord.


                                  (2) Landlord shall have the right to erect
         other free-standing monument signs on or about the land on which the Building is located without restriction.

                          (b) In addition to the foregoing, Landlord shall also erect, within six (6) months after commencement of the Lease Term, a directory sign (the "Directory") for certain tenants in the Building. The size, materials, design and all other aspects of the Directory shall be determined by Landlord, but shall be consistent with Landlord's signs as currently existing in the complex known as The City. The Directory shall be erected by Landlord in a location near the northeast corner of the Building and Tenant shall be one of the related tenants of the Building to appear on our Directory, subject to the following further terms and conditions:

                                  (1) With respect to Tenant, the Directory
         shall contain only one line (which will be approximately 8 feet long, using letters approximately 3 1/2 inches high), which may contain the name or names of Tenant and/or any of its affiliates in the Building, together with their logos, as such logos have been previously disclosed to Landlord.

                                  (2) Landlord shall have the right to erect
         other Directories on or about the Building without restriction.

                          (c) With respect to both the Sign and the Directory:

                                  (1) Upon expiration or earlier termination of
         the Lease or at such other time that Tenant's signage rights are terminated as provided herein, Landlord shall cause the names referred to above to be removed from the Sign and the Directory.

                                  (2) Landlord shall maintain the Sign and
         Directory in good condition and repair and all costs of maintenance and repair of the Sign and Directory shall be borne by Landlord during the term hereof.

                          (d) In the event Tenant assigns this Lease, the rights of Tenant under this Article 45 shall inure to the benefit of such assignee subject to the following terms and conditions:

                                  (1) The Directory shall not contain the
         name(s) of any person or entity whose principal business is the same as that of Landlord or Landlord's successor-in-interest or that of any other tenant occupying more than 5,000 rentable square feet of space in the Building (or to occupy such space for which a lease has been signed), as determined by Landlord in its sole discretion.

                                  (2) The proposed assignee of Tenant shall
         submit to Landlord the proposed name to appear on the Sign and Directory. Notwithstanding the foregoing, Landlord in its sole discretion may elect to terminate the signage rights of such assignee as set forth herein with respect to the Sign by offsetting the payment of Base Annual Rent by assignee at the rate of $25,000 per year during the remaining initial Lease Term and in proportion thereto for any partial year. If Tenant has exercised its rights to renew the





                                        -13-                  Cal-Surance Lease

         Lease Term pursuant to Article 40 without relinquishing its rights under this Article 45, then Landlord in its sole discretion may elect to terminate the signage rights of an assignee under an assignment made during the Lease Term, as extended, with respect to the Sign by offsetting the payment of Base Annual Rent by the assignee at the rate of $25,000 per year during the remaining term of the Lease and in proportion thereto for any partial year.

                          (e) In the event Tenant sublets all of the demised premises for the entire term of this Lease to any third party, such sublessee shall have the rights set forth in this Article 45 subject, however, to the same restrictions as are applicable to an assignee. In the event Tenant sublets less than all of the demised premises or for a term less than the entire term of this Lease, this Article 45 shall be null and void prospectively from the effective date of such subletting and Tenant shall lose its signage rights hereunder; provided, however, that Tenant shall retain its signage rights with respect to the Sign so long as Tenant occupies 10,000 rentable square feet or more of the demised premises and further, such sublessee, if it has subleased an entire floor and if Tenant is willing to relinquish its signage rights with respect to the Directory, shall be entitled, subject to the conditions set forth above, to have its name on the Directory.

                           (f) Landlord covenants and agrees that so long as Tenant's name (but not the name of its assignee) is on Tenant's monument sign, Landlord shall not display on the exterior of the Building, above the third floor thereof, a sign for another tenant occupying space in the demised premises or to occupy space for which a lease has been signed if the principal business of such other tenant is insurance or the insurance brokerage business. Upon Landlord's breach of the covenants set forth in the immediately preceding sentence, Tenant's sole remedy shall be to terminate this Lease by delivery of written notice to Landlord within 30 days following such breach.

         PARKING

                 46. Supplementing Article 37(N), during the term of this Lease Tenant's employees shall be entitled to park up to a maximum of 174 motor vehicles in Landlord's parking structure, on an unreserved basis, in common with other tenants, at no additional charge during the initial term hereof and for a charge no greater to the prevailing rate as then being charged by Landlord for parking during the Option Term and any renewals thereof, provided all such persons abide by Landlord's reasonable rules and regulations with respect to such parking as may be instituted from time to time, As part of the foregoing 174-space allocation, Landlord shall provide ten (10) parking spaces to Tenant's employees on a reserved basis, in an area of the parking structure designated by Landlord (herein the "Reserved Parking"), on the following terms and conditions:

                          (a) Landlord shall have the right, in Landlord's sole discretion, to change or relocate Tenant's Reserved Parking stalls to other covered areas of the parking structure, upon five (5) days' written notice to Tenant; provided, however, that Landlord shall use its best efforts to substantially maintain the level of convenience afforded Tenant by the initial assignment of Tenant's Reserved Parking stalls.

                          (b) Landlord shall provide adequate identification of Tenant's Reserved Parking stalls by way of appropriate signage on or within the parking structure, as deemed reasonable by Landlord. Tenant shall notify Landlord of unauthorized parking in Tenant's Reserved Parking and Landlord shall take reasonable steps, as determined by Landlord, to cause unauthorized parking to cease. Tenant shall not erect nor cause to be erected any improvements within Landlord's parking structure which segregate Tenant's Reserved Parking by way of barriers, gates, access controls or any other like or similar improvements.





                                        -14-                  Cal-Surance Lease

                          (c) Landlord reserves the right to institute during the term of this Lease a system of card-controlled and/or gate access to the parking structure for ingress and egress of motor vehicles provided such system does not result in the loss of Tenant's parking privileges granted hereby.

                          (d) Nothing contained in this Article shall be applicable whereby to reduce or materially affect any of the provisions of Article 28 of this Lease.

                          (e) Article 9 of the Lease shall be applicable to the parking area and Tenant's use of the parking structure and enforcement of Tenant's Reserved Parking rights hereunder.

                          (f) In the event Tenant shall expand into additional space in the Building pursuant to Article 41 or 42 above, Tenant's parking allocation shall be increased at the rate of five (5) parking spaces per 1,000 usable square feet of space in the additional space added by virtue of such expansion. Of the parking spaces to which Tenant would be entitled hereunder, Tenant may have Reserved Parking on the basis of one (1) Reserved Parking per each 4,000 usable square feet of space that is added by the expansion.

         NON-DISTURBANCE

                 47. Notwithstanding the provisions of Articles 7 and 22, Metropolitan Life Insurance Company, who is the beneficiary of the deed of trust encumbering the real property on which the Building is located, agrees that, so long as Tenant is not in default under any of the terms, covenants, conditions, provisions or agreements of this Lease, Tenant shall not be joined in any foreclosure or other proceeding (resulting from a default under such deed of trust) for the purpose of disturbing Tenant's possession of the demised premises. In the event of such foreclosure or other proceeding, Tenant agrees to accept the successor owner as Landlord under the Lease, acknowledging that such successor owner shall be liable to Tenant as Landlord under the Lease only as of such time as such successor owner becomes the owner of the real property on which the Building is located. Furthermore, Tenant's obligation to subordinate this Lease to future ground leases, underlying leases and deeds of trust is subject to the execution by the lessor under any such ground lease or underlying lease or the beneficiary under any such deed of trust of a similar non-disturbance agreement in favor of Tenant.

                                        Agreed:

                                        Metropolitan Life Insurance Company

AFTER-HOURS HVAC                              By    /s/ illegible
                                                --------------------------------

                 48. Article 12(b) is modified so that, in the event Tenant required heating, ventilation, air conditioning ("HVAC") service during days and/or hours in excess of the days and hours specified in subsection "(b)" (herein "after hours "HVAC"), Landlord will provide such after-hours HVAC to Tenant on the following terms and conditions:

                          (a) Tenant shall be entitled to purchase after-hours HVAC utilizing a special rate of $50.00 per hour per floor ("Special Rate"). Tenant shall pay for after-hours HVAC: (i) 30% of the Special Rate for the first 10 hours of after-hours HVAC usage in any calendar month; (ii) 50% of the Special Rate for the second 10 hours of after-hours HVAC usage in any calendar month; (iii) 100% of the Special Rate for the next 40 hours of after-hours HVAC usage in any calendar month; and (iv) 100% of the actual prevailing rate (which currently is $100.00 per hour but is subject to change), charged at that time by Landlord to tenants in the Building for after-hours HVAC usage for all hours in excess





                                        -15-                  Cal-Surance Lease
         of 60 used in any calendar month. The Special Rate may be increased proportionately with any increase in costs incurred by Landlord in supplying after-hours HVAC, except that such increases shall be limited to not more than 8% per year, compounded annually and calculated on the maximum amount Landlord could have charged Tenant as the Special Rate for each year using the 8% increase, whether or not the maximum amount was actually charged to Tenant.

                          The monthly allotment of hours as provided for herein are non-accruable and may not be carried over to any subsequent month or retroactively applied to any prior month.

                          (b) To be assured of receiving after hours HVAC, Tenant shall give written notice to Landlord, such notice to be personally delivered to Landlord's offices at One City Boulevard, Orange, California, at least 24 hours prior to the date and time when Tenant requires such after-hours HVAC. The written notice shall state the dates and inclusive time period during which Tenant requires after-hours HVAC service and a statement that Tenant requests such after-hours HVAC service for such period of time. Landlord will use its efforts to provide such after-hours HVAC if Tenant fails to provide at least 24 hours' advance notice based on the actual amount of notice Landlord receives from Tenant. Tenant shall be responsible for payment of after-hours HVAC based on the periods of time stated in Tenant's written notice unless (1) Tenant gives subsequent written notice to Landlord in sufficient time for Landlord to take the steps necessary to cancel Tenant's prior written request for after-hours HVAC service, or (2) no after-hours HVAC is provided Tenant by Landlord pursuant to Tenant's written notice requesting same. Tenant may give notice orally to Landlord in substitution for written notice as circumstances require; provided, however, that Landlord may rely on such oral notice as if it were written and Tenant hereby waives any right contest its responsibility for payment of after-hours HVAC upon the giving of oral notice therefore.

                          (c) Landlord shall have the right to refuse after-hours HVAC service on Sundays, holidays and any other days and times when Landlord does not have, for reasons beyond its control, sufficient technical personnel available to implement Tenant's request for after-hours HVAC or in the event Tenant shall fail to give Landlord sufficient prior notice of Tenant's needs therefor. The terms and conditions of Article 26 shall be applicable to Landlord's obligations to provide after-hours HVAC.

                          (d) Tenant shall not be in breach under this Lease at the time or time that Tenant requests after-hours HVAC.















                                        -16-                  Cal-Surance Lease

         INDEMNIFICATION

                 49. Article 9 is supplemented as follows:

                          (a) Tenant agrees to indemnify Landlord, its agents and employees (and any Lessor under any underlying or ground leases) against and save Landlord harmless from any and all loss, cost, liability, damage and expense including, without limitation, penalties, fines and reasonable counsel fees, incurred in connection with or arising from (i) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed, or (ii) the use or occupancy or manner of use or occupancy of the demised premises in violation of applicable laws or in violation of the provisions of this Lease by Tenant or any person claiming through or under Tenant, or
         (iii) any acts, omissions, negligence or misconduct of Tenant or any person claiming through or under Tenant, or of the contractors, agents, employees, or licensees of Tenant or any such person, in, on or about the demised premises or the Building, either prior to, during, or after the expiration of, the Lease term including, without limitation, any acts, omissions or negligence in the making or performing of any of the construction work to be performed by Tenant. Notwithstanding the foregoing, nothing herein shall require Tenant to indemnify Landlord for any Claims to the extent arising from the negligence or misconduct of Landlord, Landlord's agents, or employees.

                          (b) Notwithstanding anything in this Lease to the contrary, Tenant shall not be required to defend, save harmless and indemnify Landlord from any liability for injury, loss, accident or damage to any person or property resulting from Landlord's negligent acts or omissions or willful misconduct or that of its agents, contractors, employees, partners or licensees, in connection with Landlord's activities on or about the demised premises or the Building. Such exclusion from Tenant's indemnity is not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease to the extent that such policies cover (or, if such policies would have been carried as required, would have covered) the result of negligent acts or omissions or willful misconduct of Landlord or those of its agents, contractors, servants, employees or licensees; provided, however, the provisions of this sentence shall in no way be construed to imply the availability of any double or duplicate coverage following the primary liability of such carriers or of such implied carriers. There shall be deducted from any amount Tenant is required to pay to Landlord by reason of its indemnification obligations the net amount (after deduction of reasonable attorneys' fees and costs) received by Landlord as proceeds recovered from Landlord's own insurance coverage.

         CLEANING

                 50. Article 12(e) is supplemented to provide that the cleaning to be provided by Landlord pursuant to said subsection (c) shall be in substantial compliance with the "Cleaning Specifications" which are attached as Exhibit "A" hereto. In addition, Landlord agrees to clean and treat all carpets through out the demised premises with a fiberseal or substantially similar product once each year during the term of the Lease.

         DAMAGE OR DESTRUCTION

              51. If the demised premises or the Building shall be damaged by fire or other cause which damage can be repaired, in Landlord's reasonable judgment, within 120 days from the date of such damage, the damage shall be repaired by and at the expense of Landlord and the rent, until such repairs shall be made, shall be apportioned according to the part of the demised premises which is tenantable or used by Tenant. If such damage is due to the fault or neglect of Tenant or Tenant's agents, servants, employees,





                                        -17-                  Cal-Surance Lease
         contractor's visitors or licensees, there shall be no apportionment or abatement of rent, and the debris, if any, shall be removed at the expense of Tenant. No liability shall accrue for reasonable delay which may arise by reason of adjustment of insurance on the part of Landlord or Tenant, for reasonable delay on the account of "labor troubles, or any other cause beyond Landlord's control. If the demised premises or the Building shall be damaged by fire or other cause, which damage cannot be repaired in Landlord's reasonable judgment, within 120 days, Landlord may, within 120 days after such damage, give Tenant notice of any decision not to restore or rebuild, and thereupon the term of this Lease shall expire by the lapse of time on the 30th day after notice is given, and Tenant shall vacate the demised premises and surrender the same to Landlord.

                  If the Landlord has not elected to terminate this Lease in accordance with the previous provisions, then Landlord shall commence to diligently repair and restore the damage to the demised premises and the Building.

                  If Landlord elects or is obligated to repair or restore the Building or demised premises and fails to complete 90% of the repairs or restoration of the Building or demised premises within 210 days after the occurrence of the fire or other cause, or if Landlord thereafter fails to diligently pursue such repairs to completion, Tenant shall have the right to terminate this Lease by Tenant giving Landlord written notice, as provided in Article 27 hereof, of such election at any time after the expiration of such 210-day period but prior to the completion of such work, provided that

                          (a) Landlord's failure to complete such repairs shall not have been due to any delays, interference or hindrance by Tenant, Tenant's agents, employees or contractors.

                          (b) The casualty or loss shall not have been caused by the negligence or willful misconduct of Tenant, its agents, employees, invitees or contractors.

                          (c) The 210-day period shall be extended one day for each day of delay in completion of all repairs caused by acts, occurrences or events beyond the reasonable control of Landlord including without limitation the occurrences and events described in
         Article 26 hereof and including any delay caused by Tenant.

         EMINENT DOMAIN

                 52. Article 11 is amended to provide that in the event of a taking or condemnation as provided therein, Tenant shall be entitled to recover any award made by the condemning agency or authority for
         (a) relocation costs, (b) unamortized value of any improvements paid by Tenant from funds other than funds furnished by Landlord to Tenant as a Construction Credit, (c) furnishings, moveable trade fixtures and equipment, and (d) goodwill; provided, however, that any such award by the condemning agency or authority is made separately from Landlord's award and no part thereof shall be attributable to Tenant's interest in the leasehold estate created hereby or result in any diminution of Landlord's award as indicated by the condemning agency or authority.

         FOODS AND ODORS

                 53. Without limiting the generality of Article 29, including but not limited to the prohibition contained therein against Tenant permitting odors to emanate from demised premises, Landlord agrees that Tenant shall have the right to keep and use in demised premises, at no additional cost to Tenant, two residential-type microwave ovens and two residential-type refrigerators. Such microwave ovens may be used only for the warming of food cooked elsewhere and such refrigerators may have a so-called "ice maker" or other auxiliary facility which may be attached by Tenant, at Tenant's sole cost and





                                        -18-                  Cal-Surance Lease
         expense, to Landlord's water-source in the Building. Tenant shall be solely responsible for all maintenance and repair of the microwave ovens and refrigerators, both of which shall be supplied by Tenant at Tenant's sole cost and expense.

                 With respect to the microwave ovens:

                 (a) Tenant shall at all times keep Landlord fully advised of the name, address and telephone number (including but not limited to emergency service telephone numbers) of any operator or servicing organization who services or provides or from whom Tenant leases or licenses such microwave ovens;

                 (b) The installation or use of each microwave ovens will in no way overload, create any problems with, or require any modification of the electrical or heating, ventilating and air conditioning systems or any other system in the Building; and

                 (c) Each microwave oven shall be installed only in Tenant's lounges. Such lounges shall be cleaned in accordance with Article 12 hereof; provided, however, that Landlord shall not be responsible for any excess cleaning over and above that required by normal office tenants with small lounges and kitchen facilities.

         EXECUTION BONUS

                 54. Within thirty (30) days after Tenant shall execute this Lease, Landlord shall pay to Tenant the sum of $50,000.00 as consideration for Tenant's execution of this Lease. Further, within thirty (30) days after Tenant shall first take possession of the demised premises, Landlord shall pay to Tenant the sum of $50,000.00 as consideration for Tenant's occupancy of the Premises. Tenant may utilize the foregoing amount for any purpose desired by Tenant.

         WORKLETTER

                 55. Landlord and Tenant have entered into a separate letter agreement entitled "Work Letter" of even date herewith which is a material part of this Lease and incorporated herein by reference. Landlord's Standard Work, as defined therein, and all of the computer and other equipment delineated in Tenant's space plan with not require any additional installations under Article 12 nor will they require any additional payments under Article 12. If Tenant's electrical current exceeds the capacity of Landlord's feeders, Tenant, at its own cost and expense, may install additional feeders to meet its needs, provided that such installation does not interfere with the Building systems and provided further that such feeders are removed by Tenant, at its own cost and expense, upon expiration or sooner termination of this Lease.





                                        -19-                  Cal-Surance Lease

         ASBESTOS

                 56. Landlord hereby represents to Tenant that, to Landlord's knowledge, the Building and the demised premises, to the extent constructed by Landlord, do not contain asbestos. Such knowledge is based solely on the representations given to Landlord by its contractor and architect. In the unlikely event asbestos is found in the demised premises or Building as a result of Landlord's construction as described above, Landlord, at its cost, which will not be included as Operating Costs, shall take whatever action is required to take in accordance with the laws and regulations of those governmental agencies having jurisdiction over such matters. If the existence of asbestos is caused by Tenant, Tenant shall remove such asbestos or other hazardous waste at Tenant's expense but in compliance with all requirements imposed by Landlord. The conduct of any such removal shall be in accordance with all applicable governmental rules, laws, regulations and ordinances.

         STORAGE SPACE

                 57. Landlord hereby grants to Tenant an option to lease up to 400 square feet of storage space in the basement of the Building subject to availability, except that Landlord agrees that such storage space will be available to the extent that Tenant exercises its option, as provided herein, within six (6) months from the commencement of the term hereof. The terms and conditions of such option are as follows:

                          (a) If Tenant desires to exercise such option, Tenant must have given Landlord written notice of Tenant's intent to exercise its option.

                          (b) The annual rental for such space shall be Ten Dollars ($10.00) per square foot.

                 Notwithstanding the foregoing, Tenant shall not be allowed to exercise any of its rights contained in this Article 41 at any time when the Lease is not in effect or at any time when Tenant is in default under any of the terms, covenants, conditions or provisions of this Lease. Further, Landlord makes no representation to Tenant that the storage space shall be available to Tenant at any time after the six (6) month period referred to above, Tenant acknowledging that Landlord shall be entitled to rent out or use such storage space, as it sees fit, after such six (6) month period.

          SUBLETTING

                 58. Notwithstanding the contrary provision of Article 3 hereof, Tenant may sublet all or a portion of demised premises upon the fulfillment of all the following express conditions, but not otherwise:

                          (a) Tenant is not then in breach under this Lease;

                          (b) Tenant does not sublet to more than eight (8) subtenants at any given time and that if the aggregate rental (in money or monies' worth) payable by any given subtenant at any time exceeds, on a square foot basis, the amount per square foot payable by Tenant to Landlord for the sublet premises in question, then and in that event Tenant shall pay to Landlord, as additional rental under this Lease, as and when received, 50% of the profit receivable (or attributable to the period of occupancy) after the fifth anniversary date of the commencement date of this Lease by Tenant on the sublease in question; any profit receivable prior thereto shall belong to and may be retained by the Tenant. "Profit" as used herein shall mean gross rental receivable by Tenant for such month with respect to such sublet premises, less (1) the pro rata base monthly rent and escalation rent payable by Tenant to Landlord with respect to such




                                        -20-                  Cal-Surance Lease
         sublet premises and, further, less (2) an amortized portion of the aggregate of any broker's commission (payable to an outside broker with respect to such sublease) and advertising expenses to obtain a subtenant or subtenants and (3) a pro rata portion of the unamortized Tenant's Overstandard Work initially made by Tenant in the sublet premises and paid for by Tenant and additionally (4) a pro rata portion per month of the value of improvements or so-called "free rent" (or both) granted by tenant to the subtenant in order to obtain such sublease;

                          (c) Each subtenant shall be subject to the prior written approval of Landlord, which approval will not be unreasonably withheld or delayed, but which shall be subject to the same criteria set forth in Article 3 with respect to an assignment of lease;

                          (d) In no event shall the term of any sublease be for a longer period than the unexpired term of this Lease;

                          (e) Neither such sublease nor Landlord's consent thereto shall release or discharge Tenant of or from any liability, whether past, present or future, under this Lease;

                          (f) Tenant shall not be released from any liability under this Lease because of Landlord's failure to give notice of default under or in respect of any of the terms, covenants, conditions, provisions or agreements of this lease;

                          (g) Each subtenant shall execute an agreement reasonably satisfactory to Landlord;

                          (h) Each sublease shall expressly provide that it is subject and subordinate to this Lease;

                          (i) An executed duplicate original of each such sublease (in a form reasonably acceptable to Landlord), attached to Landlord's standard form of Consent Agreement (which shall also be signed by Tenant and such subtenant), shall be delivered to Landlord within ten (10) days after the execution thereof, and that any such sublease shall not be binding upon Landlord until the foregoing are delivered to Landlord.

         If Tenant assigns this Lease, this Article shall be of no further force or effect for the period after expiration of the initial Lease Term.

         Landlord shall have the option to terminate the portion of this Lease that pertains to any sublet space for the period of time such subletting was to be in effect rather than approve the subletting thereof. If Landlord elects to exercise this option, it will give thirty (30) days prior written notice of such election during which time Tenant may elect to rescind its request to sublet by giving written notice of such rescission to Landlord within such thirty (30) day period.

         The subletting of all of the demised premises for the entire remaining term of this Lease (or the entire remaining term of this Lease less one day) shall not be deemed a subletting subject to the terms and conditions of this Article 58, but rather an assignment under Article 3.

         INSURANCE COVERAGE

                 59. Tenant shall carry insurance against loss or damage by fire and such other risks and hazards as are insurable under present and future standard forms of fire and extended coverage insurance policies, to the personal property, furniture, furnishings and fixtures belonging to Tenant located in the demised premises for not less than one





                                        -21-                  Cal-Surance Lease
         hundred percent (100%) of the actual replacement value thereof. Tenant's failure to carry such insurance shall not constitute a breach under this Lease but shall relieve Landlord of any responsibilities under Article 5 it might have had to repair the demised premises, based on its receipt of the proceeds from the insurance required under this Article 59.

         REQUIREMENTS OF LAW

                 60. Notwithstanding anything to the contrary in Article 6 hereof, Tenant shall not be in breach of the floor load requirements of Article 6 and shall not be responsible to Landlord for any damage incurred with respect thereto so long as Tenant maintains a floor load less than 100 pounds per square foot.































                                        -22-                  Cal-Surance Lease

                             CLEANING SPECIFICATIONS

                 Tenant's Premises:

         GENERAL CLEANING  - Nightly:

                    Mop and sweep as needed to maintain in clean condition all building standard resilient floors in demised premises.

                    Carpet sweep or vacuum all carpeted areas and rugs (vacuum, as needed, at least once weekly).

                    Empty all wastepaper baskets, receptacles, and ash trays.

                    Dust and wipe clean all furniture, window sills and doors and counter tops.

                    Mop up and wash floors for spills and smears throughout tenant's space, as needed, and wash floors in general as required.

         HIGH DUSTING:

                    Office Areas

                    Do all high dusting approximately once a month including the following:

                    Dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning. Damp dust as required.

                    Dust all window frames and mini-blinds.

         MISCELLANEOUS PERIODIC CLEANING:  (To be Performed as Needed)

                    Office Areas

                    Building standard office doors throughout demised premises to be checked for general cleanliness as necessary, removing fingerprints, smudges and other marks.

                    Steel wool, dry buff or damp mop or wet mop and was as required building standard resilient floors not less than once every 60 days.

         WINDOW CLEANING

                    All windows, inside and outside, shall be cleaned four (4) times per year as directed by Landlord.

                    Tenant's building standard glass partitions and doors shall be cleaned once every month.

                    Note: It is understood and agreed that Landlord has the right to change, add to, or delete from to any of the above items as may from time to time become reasonably necessary for the operation of the building provided Landlord continues to provide cleaning services consistent with a first class office building.





                                        -23-                  Cal-Surance Lease

                                    GUARANTY

                 FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, and in consideration for, and as an inducement to Landlord to make the within lease with Tenant, the undersigned guarantees, without condition or limitation, to Landlord, the payment in full of all amounts owing by Tenant under the terms of the within lease, including the "Rules and Regulations" as therein provided, and the performance and observance in full of all of Tenant's covenants, conditions, provisions and agreements provided to be performed or observed by Tenant under Articles 9 and 49 of the within lease, without requiring any notice of non- payment, non-performance or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this guaranty and the obligations of the guarantor hereunder shall in no wise be terminated, affected or impaired by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the within lease. Landlord may grant extensions of time and other indulgences and may modify, amend and waive any of the terms, covenants, conditions, provisions or agreements of the within lease, and discharge or release any party or parties thereto, all without notice to the undersigned and without in any way impairing, releasing or affecting the liability or obligation of the undersigned. The undersigned agrees that Landlord may proceed directly against the undersigned without taking any action under the within lease and without exhausting Landlord's remedies against Tenant; and no discharge of Tenant in bankruptcy or in any other insolvency proceedings shall in any way or to any extent discharge or release the undersigned from any liability or obligation hereunder. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of the within lease, and that no subletting and no assignment of the within lease, with or without Landlord's consent thereto, shall release or discharge the undersigned. As a further inducement to Landlord to make the within lease and in consideration thereof, Landlord and the undersigned covenant and agree that in any action or proceeding brought by either Landlord or the undersigned against the other on any matter whatsoever arising out of, under, or by virtue of any of the terms, covenants, conditions, provisions or agreements of the within lease or of this guaranty, Landlord and the undersigned shall and do hereby waive trial by jury. The undersigned agrees to pay, in addition to any damages which a court of competent jurisdiction may award, such amount or amounts as the court may determine to be reasonable attorneys fees incurred by Landlord or its successors or assigns in the enforcement of this guaranty. All rights under this guaranty shall inure to the benefit of any successors or assigns of Landlord.

         IN WITNESS WHEREOF, the undersigned has signed this Guaranty as of the 23rd day of August, 1988.


                                              CHARTER FINANCIAL SERVICES
                                              CORPORATION, a California
                                              corporation

                                              By: /s/ [illegible]
                                                 --------------------
                                              Chief Executive Officer
                                              -----------------------
                                                       Title





                                      -1-                              Guaranty